Exhibit 99.1

STANDARD OFFICE LEASE

This Standard Office Lease ("Lease") is made and entered into as of this 9th day of May, 2017, by and between HOWARD STREET ASSOCIATES LLC, a Delaware limited liability company ("Landlord"), and GLU MOBILE INC., a Delaware corporation ("Tenant").

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described as Suites 100 and 200, as designated on the plan attached hereto and incorporated herein as Exhibit A ("Premises"), in the six (6) story office building located at 875 Howard Street, San Francisco, California (the "Project"), for the Term and upon the terms and conditions hereinafter set forth, and Landlord and Tenant hereby agree as follows:

ARTICLE 1

BASIC LEASE PROVISIONS

A.	Term:	Ten (10) years.
	Commencement Date:	July 1, 2017
Rent Commencement Date:

The earlier of: (i) the date Tenant first commences to conduct business in the Premises, or (ii) fourteen (14) days following the date of Substantial Completion of the Tenant Improvements (as that term is defined in Exhibit B attached hereto) in the entire Premises.  The Substantial Completion of the Tenant Improvements is currently estimated to occur on or about October 15, 2017 (the "Anticipated Substantial Completion Date").

Expiration Date:

The date immediately preceding the tenth (10th) anniversary of the Rent Commencement Date; provided, however, that if the Rent Commencement Date is a date other than the first (1st) day of a month, the Expiration Date shall be the last day of the month which is one hundred twenty (120) months after the month in which the Rent Commencement Date falls, unless extended or earlier terminated pursuant to this Lease.

B.	Square Footage:

57,074 rentable square feet, comprised of (i) 23,841 rentable square feet on the ground floor of the Building, commonly known as Suite 100, and (ii) 33,233 rentable square feet on the second (2nd) floor of the Building, commonly known as Suite 200.  For purposes of this Lease, "rentable square feet" of the Premises and Building shall be deemed as set forth herein and in Section 1(E) below.

C.	Base Rent:
	Period of Term	Annual Base Rent/PSF/Year	Monthly Base Rent	Annual Base Rent
	Months 1-12	$72.00	$342,444.00	$4,109,328.00
	Months 13-24	$74.16	$352,717.32	$4,232,607.84
	Months 25-36	$76.38	$363,298.84	$4,359,586.08
	Months 37-48	$78.68	$374,197.80	$4,490,373.66
	Months 49-60	$81.04	$385,423.74	$4,625,084.87
	Months 61-72	$83.47	$396,986.45	$4,763,837.41
	Months 73-84	$85.97	$408,896.04	$4,906,752.54
	Months 85-96	$88.55	$421,162.93	$5,053,955.12
	Months 97-108	$91.21	$433,797.81	$5,205,573.77
	Months 109-120	$93.94	$446,811.75	$5,361,740.98

D.	Base Year:	Calendar Year 2017.
E.	Tenant's Proportionate Share:	30.7655% (based upon 57,074 rentable square feet in the Project divided by 185,513 rentable square feet in the Project).
F.	Security Deposit:	A security deposit of $1,541,694.96 shall be due and payable by Tenant to Landlord upon Tenant's execution of this Lease, subject to reduction as set forth in Article 4 below.
G.	Permitted Use:

General office use, and uses ancillary thereto, all of which shall be consistent with applicable Legal Requirements (as defined in Article 7 below), zoning, and the character of the Project as a first-class office project.

Tenant acknowledges that the City of San Francisco Planning Department will require specific restrictions on Tenant's design and operation of its business along the window-line of the portion of the Premises located on the ground floor of the Building, facing Howard Street, which restrictions will likely include, at a minimum, an obligation to keep the windows unblocked and keep cubicles away from windows, with a preference towards utilizing this space for lunch/break rooms, conference rooms, and reception areas (collectively, the "City Ground Floor Requirements").  Tenant's design and use of the Premises shall comply with the City Ground Floor Requirements.

H.	Brokers:	Colliers International (for Landlord) and Transwestern and CBRE, Inc. (for Tenant).
I.	Parking Passes:	Tenant shall rent sixteen (16) unreserved parking passes pertaining to the parking facility serving the Project, upon the terms and conditions and at the rate provided in Article 23 hereof.
J.	Initial Installment of Base Rent:	The first full month's Base Rent of $342,444.00 shall be due and payable by Tenant to Landlord upon Tenant's execution of this Lease.
I.	Tenant Improvement Allowance:	Tenant shall be entitled to a one-time Tenant Improvement Allowance in an amount equal to $4,280,550.00 (i.e., $75.00 per rentable square foot of the Premises).

ARTICLE 2

TERM/PREMISES; EARLY ACCESS; OPTION TERM

(a) In General.  The Term of this Lease shall commence on the Commencement Date as set forth in Article 1.A. of the Basic Lease Provisions and shall end on the Expiration Date set forth in Article 1.A. of the Basic Lease Provisions.  For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Term, with the first (1st) Lease Year commencing on the Rent Commencement Date; however, (a) if the Rent Commencement Date falls on a day other than the first (1st) day of a calendar month, the first (1st) Lease Year shall end on the last day of the twelfth

(12th) month after the Rent Commencement Date and the second (2nd) and each succeeding Lease Year shall commence on the first (1st) day of the next calendar month, and (b) the last Lease Year shall end on the Expiration Date.  If Landlord does not deliver possession of the Premises to Tenant on or before the estimated Rent Commencement Date (as set forth in Article 1.A, above), Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this Lease nor the obligations of Tenant hereunder. Landlord and Tenant hereby stipulate that the Premises contains the number of square feet specified in Article 1.B. of the Basic Lease Provisions.  Landlord may deliver to Tenant a Commencement Letter in a form substantially similar to that attached hereto as Exhibit D, which Tenant shall execute and return to Landlord within five (5) business days of receipt thereof.  Failure of Tenant to timely execute and deliver the Commencement Letter shall constitute acknowledgment by Tenant that the statements included in such notice are true and correct, without exception.

(b) Early Access.  Subject to all Legal Requirements (as defined below) and Section 1(J) above, Tenant shall be permitted to enter into the Premises (or any portion thereof) on the date that Landlord causes the Substantial Completion of the Tenant Improvements (as reasonably determined in writing by Landlord) or such earlier date as is mutually acceptable to Landlord and Tenant, for the sole purpose of installing its furniture, trade fixtures, data and telephone cabling, and equipment.  Landlord shall continue to diligently pursue the Substantial Completion of the Tenant Improvements following any early entry by Tenant prior to such Substantial Completion.  If Tenant enters the Premises prior to the Substantial Completion of the Tenant Improvements pursuant to this Section 2(a), then Tenant shall be deemed to have waived its termination right set forth in Section 5.3.2 of Exhibit B attached hereto as of the first date of such entry, and Tenant shall not unreasonably interfere with or delay the work of Landlord and/or its contractors or consultants, and Tenant shall coordinate and cooperate with Landlord, and Tenant shall cause Tenant's employees, vendors, and consultants to work in harmony with Landlord and Landlord's contractors and consultants to minimize any interference or delay with respect to the construction of the Tenant Improvements.  Such early entry in and of itself will not advance the Rent Commencement Date unless Tenant commences to conduct business from within the Premises (in which case the Rent Commencement Date shall immediately occur).  All of the provisions of this Lease shall apply to Tenant during any early entry, including, without limitation, the indemnities set forth in this Lease, but excluding only the obligation to pay Base Rent and Direct Costs until the Rent Commencement Date has occurred.  Notwithstanding the foregoing, Tenant shall be responsible for payment of all utility costs with respect to the Premises during Tenant's early occupancy that are attributable to Tenant's activities in the Premises (as reasonably determined by Landlord) and shall pay such costs to Landlord within thirty (30) days after demand from time to time.  During any such early entry, Landlord shall not be responsible for any loss, including theft, damage or destruction to any work or material installed or stored by Tenant at the Premises or for any injury to Tenant or its agents, employees, contractors, subcontractors, subtenants, assigns, licensees or invitees, except for property damage and personal injury to the extent caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors.  Landlord shall have the right to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to the provisions of this Lease.

(c) Option Term.  Landlord hereby grants to the original tenant set forth in this Lease ("Original Tenant") and any "Permitted Transferee Assignee", as that term is defined in Article 15 of this Lease, one (1) option to extend the Lease Term for a period of five (5) years (the "Option Term").  The option to extend shall be exercisable only by notice delivered by Original Tenant or a Permitted Transferee Assignee to Landlord as provided in Section 2(c)(iii) below; provided that the following conditions (the "Option Conditions") are satisfied:  (i) as of the date of delivery of the "Option Interest Notice", as that term is defined in Section 2(c)(ii), below, Tenant is not in default under this Lease beyond any applicable notice and cure period; and (ii) the Lease then remains in full force and effect and the Original Tenant or a Permitted Transferee Assignee is not then subletting more than fifty percent (50%) of the Premises at the time the option to extend is exercised and as of the commencement of the Option Term.  Landlord may, at Landlord's option, exercised in Landlord's sole and absolute discretion, waive any of the Option Conditions in which case the option, if otherwise properly exercised by Tenant, shall remain in full force and effect.  Upon the proper exercise of the option to extend, and provided that Tenant satisfies all of the Option Conditions (except those, if any, which are waived by Landlord), the Lease Term shall be extended for a period of five (5) years.  The rights contained in this Section 2(c) shall be personal to Original Tenant and any Permitted Transferee Assignee and may only be exercised by the Original Tenant or a Permitted Transferee Assignee (and not any other assignee or sublessee or Transferee of Tenant’s interest in this Lease).  In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 2(c), then the option to extend granted to Tenant pursuant to the terms of this Section 2(c) shall automatically terminate and shall be of no further force or effect.

(i) Option Rent.  The Rent payable by Tenant during the Option Term shall be equal to the "Market Rent", as such Market Rent is determined pursuant to Exhibit E attached to this Lease (such rent payable during the Option Term, the "Option Rent") and the Base Year shall be the calendar year in which the then-current term expires.  Except as set forth in the preceding sentence or as otherwise expressly set forth in this Lease, all of the terms of this Lease shall apply during the Option Term and the Expiration Date shall be extended to the last day of the Option Term.  The calculation of the Market Rent shall be derived from a review of, and comparison to, the "Net Equivalent Lease Rates" of the "Comparable Transactions," as provided for in Exhibit E, and, thereafter, the Market Rent shall be stated as a "Net Equivalent Lease Rate" for the Option Term.

(ii) Exercise of Option.  The options contained in this Section 2(c) shall be exercised by Tenant, if at all, only in the following manner:  (i) Tenant shall deliver written notice (the "Option Interest Notice") to Landlord not more than fifteen (15) months nor less than twelve (12) months prior to the expiration of the initial Lease Term stating that Tenant is interested in exercising its option; (ii) Landlord shall, within thirty (30) days following Landlord's receipt of the Option Interest Notice, deliver notice (the "Option Rent Notice") to Tenant setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring fifteen (15) days after Tenant's receipt of the Option Rent Notice, deliver written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent set forth in the Option Rent Notice.  If Tenant exercises its option to extend the Lease but fails to accept or reject the Option Rent set forth in the Option Rent Notice or withdraw Tenant’s exercise of the option right, then Tenant shall be deemed to have rejected the Option Rent set forth in the Option Rent Notice.

(iii) Determination of Option Rent.  In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects (or is deemed to have rejected) the Option Rent set forth in the Option Rent Notice pursuant to Section 2(c)(ii), above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts.  If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (the "Outside Agreement Date"), then the Option Rent shall be determined by arbitration pursuant to the terms of this Section 2(c)(iii).  Each party shall make a separate determination of the Option Rent (each, the "Submitted Option Rent"), within five (5) days following the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Section 2(c)(iii)(A) through (D), below.

(A) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser, real estate broker, or real estate lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of institutionally-owned properties in the vicinity of the Building.  The determination of the arbitrators shall be limited solely to the issue area of whether Landlord's or Tenant's Submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 2(c)(i), above.  Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.  Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable).  The arbitrators so selected by Landlord and Tenant shall be deemed "Advocate Arbitrators."

(B) The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator ("Neutral Arbitrator") who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties' Advocate Arbitrator may, directly, or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment.  The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord's counsel and Tenant's counsel.

(C) Within ten (10) days following the appointment of the Neutral Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the "Arbitration Agreement") which shall set forth the following:

(I) Each of Landlord's and Tenant's Submitted Option Rents exchanged by the parties pursuant to Section 2(c)(ii), above;

(II) An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

(III) Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

(IV) That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord's or Tenant's respective Submitted Option Rent (the "Briefs");

(V) That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party's Brief (the "Rebuttals"); provided, however, such Rebuttals shall be limited to the facts and arguments raised in the other party's Brief and shall identify clearly which argument or fact of the other party's Brief is intended to be rebutted;

(VI) The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party's applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

(VII) That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

(VIII) That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Property and the buildings containing the Comparable Transactions;

(IX) The specific persons that shall be allowed to attend the arbitration;
(X) Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours ("Tenant's Initial Statement");

(XI) Following Tenant's Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed two (2) hours ("Landlord's Initial Statement");

(XII) Following Landlord's Initial Statement, Tenant shall have one (1) additional hour to present additional arguments and/or to rebut the arguments of Landlord ("Tenant's Rebuttal Statement");
(XIII) Following Tenant's Rebuttal Statement, Landlord shall have one (1) additional hour to present additional arguments and/or to rebut the arguments of Tenant;

(XIV) That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the "Ruling") indicating whether Landlord's or Tenant's submitted Option Rent is closer to the Option Rent;

(XV) That following notification of the Ruling, Landlord's or Tenant's Submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent;

(XVI) That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant; and
(XVII) If a date by which an event described in Section 2.2(c)(iii)(C), above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

(D) In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent, equal to Landlord's Submitted Option Rent, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.

ARTICLE 3

RENT

(a)       Base Rent.

(iv) In General.  Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord during the Term hereof, via ACH transfer or other electronic means, or, at Landlord's office or to such other person or at such other place as directed from time to time by not less than thirty (30) days' advance written notice to Tenant from Landlord, the monthly and annual sums as set forth in Article 1.C. of the Basic Lease Provisions, payable in advance on the first (1st) day of each calendar month, without demand, setoff or deduction, and in the event the Rent Commencement Date or the date of expiration of this Lease occurs other than on the first (1st) day or last day of a calendar month, the rent for such month shall be prorated.  Notwithstanding the foregoing, the first full month's Base Rent shall be paid to Landlord in accordance with Article 1.J. of the Basic Lease Provisions and, if the Rent Commencement Date is not the first day of a month, Base Rent for the partial month commencing as of the Rent Commencement Date shall be prorated based upon the actual number of days in such month and shall be due and payable upon the Rent Commencement Date, and the Base Rent previously paid to Landlord in accordance with Article 1.J. of the Basic Lease Provisions shall be credited to the next succeeding full month for which Base Rent is due.  Any and all amounts due and payable by Tenant pursuant to this Lease (other than Base Rent and the Security Deposit) shall be deemed "Additional Rent" and Landlord shall be entitled to exercise the same rights and remedies upon default in these payments as Landlord is entitled to exercise with respect to defaults in monthly Base Rent payments.  Base Rent and Additional Rent are sometimes herein collectively referred to as "Rent".

(v) Base Rent Abatement.  Provided that no event of default is occurring and continuing beyond any applicable notice and cure period during the first (1st) and thirteenth (13th) full calendar months of the Lease Term following the Rent Commencement Date (collectively, the "Base Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Premises during such Base Rent Abatement Period (the "Base Rent Abatement").  Landlord and Tenant acknowledge that the aggregate amount of the Base Rent Abatement equals $695,161.32.  Tenant shall be obligated to pay all Additional Rent during the Base Rent Abatement Period.  Tenant acknowledges and agrees that the foregoing Base Rent Abatement has been granted to Tenant as additional consideration for entering into this Lease, and for agreeing to pay the Base Rent and perform the terms and conditions otherwise required under this Lease.  If Tenant shall be in default under this Lease and shall fail to cure such default within the notice and cure period, if any, permitted for cure pursuant to this Lease, or if this Lease, is terminated for any reason other than Landlord's breach of this Lease, then the dollar amount of the unapplied portion of the Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent next due following Tenant's cure of such event of default and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full.

(b)       Increase in Direct Costs.  The term "Base Year" means the calendar year set forth in Article 1.D. of the Basic Lease Provisions.  In the event either the Premises and/or the Project is expanded or reduced, then Tenant's Proportionate Share shall be appropriately adjusted, and as to the calendar year in which such change occurs, Tenant's Proportionate Share for such calendar year shall be determined on the basis of the number of days during that particular calendar year that such Tenant's Proportionate Share was in effect.  In the event this Lease shall terminate on any date other than the last day of a calendar year, the additional sum payable hereunder by Tenant during the calendar year in which this Lease terminates shall be prorated on the basis of the relationship which the number of days which have elapsed from the commencement of said calendar year to and including said date on which this Lease terminates bears to three hundred sixty five (365).

(c)       Definitions.  As used herein the term "Direct Costs" shall mean the sum of the following:

(vi) "Tax Costs", which shall mean any and all real estate taxes and other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges attributable to or assessed, reassessed or levied upon the Project and appurtenances thereto and the parking or other facilities thereof, or the real property thereunder (collectively the "Real Property") or on the rents, issues, profits or income received or derived therefrom, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof) which are assessed, reassessed or levied by the United States, the State of California or any local government authority or agency or any political subdivision thereof, and shall include Landlord's reasonable legal fees, costs and disbursements incurred in connection with proceedings for reduction of Tax Costs or any part thereof; provided, however, if at any time after the date of this Lease the methods of taxation now prevailing shall be altered so that in lieu of or as a supplement to or a substitute for the whole or any part of any Tax Costs, there shall be assessed, reassessed or levied (a) a tax, assessment, reassessment, levy, imposition or charge wholly or partially as a net income, capital or franchise levy or otherwise on the rents, issues, profits or income derived therefrom, or (b) a tax, assessment, reassessment, levy (including but not limited to any municipal, state or federal levy), imposition or charge measured by or based in whole or in part upon the Real Property and imposed upon Landlord, then except to the extent such items are payable by Tenant under Article 6 below, such taxes, assessments, reassessments or levies or the part thereof so measured or based, shall be deemed to be included in the term Direct Costs.  Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Costs shall also include any governmental or private assessments or the Project's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies.  When calculating Tax Costs for the Base Year, special assessments shall only be deemed included in Tax Costs for the Base Year to the extent that such special assessments are included in Tax Costs for the applicable subsequent calendar year during the Term.

Notwithstanding anything to the contrary set forth in this Lease, the amount of Tax Costs for the Base Year and any subsequent calendar year shall be calculated without taking into account any decreases in real estate taxes obtained in connection with Proposition 8, and, therefore, the Tax Costs in the Base Year and/or a subsequent calendar year may be greater than those actually incurred by Landlord, but shall, nonetheless, be the Tax Costs due under this Lease; provided that (i) any costs and expenses incurred by Landlord in securing any Proposition 8 reduction shall not be included in Direct Costs for purposes of this Lease, and (ii) tax refunds under Proposition 8 shall not be deducted from Tax Costs, but rather shall be the sole property of Landlord.  Landlord and Tenant acknowledge that this section is not intended to in any way affect (A) the inclusion in Tax Costs of the statutory two percent (2.0%) annual maximum allowable increase in Tax Costs (as such statutory increase may be modified by subsequent legislation), or (B) the inclusion or exclusion of Tax Costs pursuant to the terms of Proposition 13.  Notwithstanding the foregoing, upon a reassessment of the Building and/or the Project pursuant to Proposition 13 (a "Reassessment") occurring after the Base Year that results in a decrease in Tax Costs, the component of Tax Costs for the Base Year which is attributable to the assessed value of the Building and/or Project under Proposition 13 prior to the Reassessment (without taking into account any Proposition 8 reductions) (the "Base Year Prop 13 Taxes") shall be reduced, if at all, for the purposes of comparison to all subsequent calendar years (commencing with the calendar year in which the Reassessment takes place) to an amount equal to the real estate taxes based upon such Reassessment, and, if thereafter, in connection with a subsequent Reassessment, the assessed value of the Building and/or Project under Proposition 13 shall increase, the current Base Year Prop 13 Taxes shall be increased for purposes of comparison to all subsequent calendar years (commencing with the calendar year in which such Reassessment takes place) to an amount equal to the lesser of the original Base Year Prop 13 Taxes and an amount equal to the real estate taxes based upon such Reassessment.

(vii) "Operating Costs", which shall mean all costs and expenses paid or incurred by Landlord in connection with the maintenance, operation, replacement, ownership and repair of the Project, the equipment, the intrabuilding cabling and wiring, adjacent walks, malls and landscaped and common areas and the parking structure, areas and facilities of the Project.  Operating Costs shall include, but not be limited to, salaries, wages, medical, surgical and general welfare benefits and pension payments, payroll taxes, fringe benefits, employment taxes, workers' compensation, uniforms and dry cleaning thereof for all persons who perform duties connected with the operation, maintenance and repair of the Project, its equipment, the intrabuilding cabling and wiring and the adjacent walks and landscaped areas, including janitorial, gardening, security, parking, operating engineer, elevator, painting, plumbing, electrical, carpentry, heating, ventilation, air conditioning and window washing; hired services; a reasonable allowance for depreciation of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project; accountant's fees incurred in the preparation of rent adjustment statements (including, without limitation, bookkeeping and other property accounting costs); legal fees; real estate tax consulting fees; personal property taxes on property used in the maintenance and operation of the Project; fees, costs, expenses or dues payable pursuant to the terms of any covenants, conditions or restrictions or owners' association pertaining to the Project; capital expenditures incurred (a) which are reasonably anticipated to reduce Operating Costs or otherwise incurred in order to enhance or upgrade the safety, security, fire/life/safety or other operating systems of the Project, (b) capital expenditures required by government regulations, laws, or ordinances including, but not limited to the Americans with Disabilities Act, (c) that are replacements of items which Landlord is obligated to maintain, or (d) that are incurred in connection with execution of applicable and commercially reasonable sustainability practices undertaken by Landlord, provided that any such permitted capital expenditure shall be amortized (with interest at six and one-half percent (6½%) per annum) over its useful life (or recovery payback period) and only the amortized portion (together with accrued interest thereon) shall be included in Operating Costs for such year; costs incurred (capital or otherwise) on a regular recurring basis every three (3) or more years for certain maintenance projects (e.g., parking lot slurry coat or replacement of lobby and elevator cab carpeting); heating, ventilation and air conditioning, lighting and janitorial services and supplies for the Project lobby and parking garage; the cost of all charges for fire and extended coverage, liability and all other insurance in connection with the Project carried by Landlord; the cost of all building and cleaning supplies and materials; a property management fee, subject to the exclusions from Operating Costs set forth below (which fee may be imputed if Landlord has internalized management or otherwise acts as its own property manager); license, permit and inspection fees relating to the Project; costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Costs; and payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Project.

Notwithstanding the foregoing, for purposes of this Lease, Operating Costs shall also not include:

(a) cost of repairs or other work incurred by reason of fire, windstorm or other casualty or by the exercise of the right of eminent domain to the extent Landlord is compensated through proceeds or insurance or condemnation awards, or would have been so reimbursed if Landlord had in force all of the insurance required to be carried by Landlord under this Lease;

(b) the cost and expense of correcting defects in the construction of the Building or repairs that are covered by warranties;

(c) costs, including fines or penalties, incurred due to a violation of applicable laws in force and effect as of the Rent Commencement Date relating to the Building, but not including on-going recurring compliance costs (by way of example only, costs to comply with an existing applicable law requiring periodic elevator maintenance, or related to fire-extinguisher inspections, shall be included in Operating Costs);

(d) costs incurred due to the presence of hazardous material (as defined under applicable laws), except to the extent caused by the release or emission thereof by Tenant or any of Tenant's employees, subtenants, representatives, contractors, invitees, or agents;

(e) charitable and political contributions or reserves of any kind;

(f) except as expressly set forth above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital repairs and alterations, and costs of capital improvements and equipment;

(g) fees payable by Landlord for management of the Property in excess of three percent (3%) of Landlord’s gross revenues from the Property, adjusted and grossed up to reflect a one hundred percent (100%) occupancy of the Property with all tenants paying full rent, as contrasted with free rent, half-rent and the like, including base rent, pass-throughs, and parking fees from the Project for any calendar year or portion thereof;

(h) insurance costs for coverage not customarily paid by tenants of the Comparable Buildings or increases in insurance costs caused solely by the activities of another occupant of the Project;
(i) costs for services or expenditures that are not provided to Tenant without additional charge (other than as an Operating Expense) or for which Tenant is responsible for paying directly;

(j) costs incurred in connection with negotiations or disputes with any other occupant of the Project and costs arising from the violation by Landlord or any other occupant of the Project of the terms and conditions of any lease or other agreement;

(k) Tax Expenses or costs excluded from Tax Expenses in the last sentence of Section 4.2.5.3 below;

(l) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or in renovating or redecorating vacant space, including the cost of alterations or improvements to the Premises or to the premises of any other tenant or occupant of the Project and any cash or other consideration paid by Landlord on account of, with respect to, or in lieu of the improvement or alteration work described herein;

(m) costs of a capital nature, including, but not limited to, capital improvements, repairs, equipment and tool and rental payments and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except (1) equipment which is used in providing janitorial or similar services and which is not affixed to the Building, (2) equipment rented temporarily to remedy or ameliorate an emergency condition, and (3) as otherwise expressly permitted pursuant to the foregoing terms of this Section 3(c)(ii), above;

(n) costs for which the Landlord is reimbursed by any tenant (other than as a reimbursement of operating expenses) or occupant of the Project or by insurance by its carrier or any tenant's carrier or by anyone else;

(o) costs, including marketing costs, legal fees, space planners' fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of improvements made for tenants or other occupants of the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating space for tenants or other occupants of the Project and costs incurred in removing property and improvements of former tenants or other occupants of the Project

(p) costs incurred to comply with laws relating to the removal of hazardous material or substance (as defined under applicable law) which was in existence in the Building or on the Project prior to the Rent Commencement Date, and was of such a nature that a federal, state, local or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material or substance, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such hazardous material or substance or other remedial or containment action with respect thereto, but only to the extent those laws were then being actively enforced by the applicable government authority; and costs incurred to remove, remedy, contain, or treat hazardous material or substance, which hazardous material or substance is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, state, local or municipal governmental authority, if it had then had knowledge of the presence of such hazardous material or substance, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such hazardous material or substance or other remedial or containment action with respect thereto, but only to the extent those laws were then being actively enforced by the applicable government authority;

(q) costs incurred due to violation by Landlord or its managing agent or any tenant of the terms and conditions of any lease;

(r) except for the Project management fee (subject to the cap in item (g) above), overhead and profit increment paid to the Landlord or to subsidiaries or affiliates of the Landlord for services in the Project to the extent the same exceeds the overhead and profit increment charged for such service of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis; or

(s) wages, salaries, fees or fringe benefits paid to executive personnel or officers or partners of Landlord above the level of the immediate supervisor of general manager, property manager, or project engineer (provided, however, that if such individuals provide services directly related to the operation, maintenance or ownership of the Project that would normally be chargeable as an operating expense of a comparable office building, then the Labor Costs of such individuals may be included in Operating Costs to the extent of the percentage of their time that is spent providing such services to the Project).

In the event, during any calendar year, the Project is less than one hundred percent (100%) occupied at all times, Operating Costs shall be adjusted to reflect the Operating Costs of the Project as though one hundred percent (100%) were occupied at all times, and the increase or decrease in the sums owed hereunder shall be based upon such Operating Costs as so adjusted.  In no event shall costs for any item of utilities included in Direct Costs for any year subsequent to the Base Year be less than the amount included in Direct Costs for the Base Year for such utility item.  Notwithstanding anything to the contrary set forth in this Article 3, when calculating Operating Costs for the Base Year, Operating Costs shall exclude (a) increases due to extraordinary circumstances including, but not limited to, labor-related boycotts and strikes, utility rate hikes, utility conservation surcharges, or other surcharges, insurance premiums resulting from terrorism coverage, catastrophic events and/or the management of environmental risks, and (b) amortization of any capital items including, but not limited to, capital improvements, capital repairs and capital replacements (including such amortized costs where the actual improvement, repair or replacement was made in prior years).  Furthermore, if a category or categories of services are provided or an unexpected increase in services are provided by Landlord in the Base Year, but not in "subsequent" calendar year(s), the Base Year shall be retroactively adjusted to reflect the Direct Costs which would have been incurred during the Base Year had such category or categories of services or unexpected increase in services not been provided during the Base Year.

(d)       Determination of Payment.

(i)       If for any calendar year ending or commencing within the Term, starting as of the Rent Commencement Date, Tenant's Proportionate Share of Direct Costs for such calendar year exceeds Tenant's Proportionate Share of Direct Costs for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Sections 3(d)(ii) and (iii), below, and as Additional Rent, an amount equal to the excess (the "Excess").

(ii)       Landlord shall give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Costs for the then-current calendar year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Proportionate Share of Direct Costs for such calendar year, which shall be based upon the Estimate, to Tenant's Proportionate Share of Direct Costs for the Base Year.  The failure of Landlord to timely furnish the Estimate Statement for any calendar year shall not preclude Landlord from subsequently enforcing its rights to collect any Estimated Excess under this Article 3, once such Estimated Excess has been determined by Landlord.  If pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current calendar year, Tenant shall pay, with its next installment of Monthly Base Rent due, a fraction of the Estimated Excess for the then-current calendar year (reduced by any amounts paid pursuant to the last sentence of this Section 3(d)(ii)).  Such fraction shall have as its numerator the number of months which have elapsed in such current calendar year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator.  Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the Monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

(iii)       In addition, Landlord shall endeavor to give to Tenant as soon as reasonably practicable following the end of each calendar year, a statement (the "Statement") which shall state the Direct Costs incurred or accrued for such preceding calendar year, and which shall indicate the amount, if any, of the Excess.  Upon receipt of the Statement for each calendar year during the Term, if amounts paid by Tenant as Estimated Excess are less than the actual Excess as specified on the Statement, Tenant shall pay, with its next installment of monthly Base Rent due, the full amount of the Excess for such calendar year, less the amounts, if any, paid during such calendar year as Estimated Excess.  If, however, the Statement indicates that amounts paid by Tenant as Estimated Excess are greater than the actual Excess as specified on the Statement, such overpayment shall be credited against Tenant's next installments of Estimated Excess.  The failure of Landlord to timely furnish the Statement for any calendar year shall not prejudice Landlord from enforcing its rights under this Article 3, once such Statement has been delivered; provided that, other than Tax Costs and costs incurred for utilities and other governmental charges or assessments, Tenant shall not be responsible for Tenant's Share of any Direct Costs which are first billed to Tenant more than eighteen (18) calendar months after the expiration or earlier termination of this Lease.  Even though the Term has expired or been terminated and Tenant has vacated the Premises, when the final determination is made of Tenant's Proportionate Share of the Direct Costs for the calendar year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of this Section 3(d).  The provisions of this Section 3(d)(iii) shall survive the expiration or earlier termination of the Term.

(iv)       The Project is a part of a multi-building development with the neighboring project located at 899 Howard Street, San Francisco, California (the "899 Howard Street Project"), which is also owned and operated by Landlord.  The Project, the 899 Howard Street Project and the real property thereunder shall be collectively referred to herein as the "Development".  Any Direct Costs attributable to the Development as a whole (and not attributable solely to any individual building therein) shall be allocated by Landlord to the Project and to the 899 Howard Street Project on an equitable basis, as reasonably determined by Landlord.  For the avoidance of doubt, Tenant acknowledges that the Project and the 899 Howard Street Project are currently assessed as a single assessed parcel and included in a combined tax bill.

(e)       Cost Pools.  Notwithstanding anything to the contrary contained in this Lease, Landlord shall have the right, from time to time, in Landlord's sole discretion, to allocate some or all of the Direct Costs for the Project into separate cost pools (including, without limitation, for Tax Costs, insurance costs and/or common area maintenance charges), among different portions or occupants of the Project (including, without limitation, the office space tenants of the Project and the retail space tenants of the Project), or, in the case of goods or services shared by the Development as a whole, then among different portions or occupants of the Development (each, a "Cost Pool").  The Direct Costs within each such Cost Pool shall be allocated and charged to tenants in an equitable and consistent manner over the Base Year and all subsequent calendar years.  For the avoidance of doubt, in the event that Landlord establishes any such Cost Pools for the Project or the Development, the costs contained in each such Cost Pool shall be treated separately from all other Direct Costs and Tenant shall pay its proportionate share of the amount by which the costs contained in such Cost Pool have increased over the Base Year.

(f)       Audit Right.  Within one hundred eighty (180) days after receipt of a Statement by Tenant ("Review Period"), if Tenant disputes the amount set forth in the Statement, Tenant's employees or an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not retained on a contingency fee basis), designated by Tenant, may, after reasonable notice to Landlord ("Review Notice") and at reasonable times, inspect Landlord's records at Landlord's offices, provided that Tenant is not then in default after expiration of all applicable cure periods and provided further that Tenant and such accountant or representative shall, and each of them shall use their commercially reasonable efforts to cause their respective agents and employees to, maintain all information contained in Landlord's records in strict confidence.  Notwithstanding the foregoing, Tenant shall only have the right to review Landlord's records one (1) time during any twelve (12) month period.  If after such inspection, but within thirty (30) days after the Review Period, Tenant notifies Landlord in writing ("Dispute Notice") that Tenant still disputes such amounts, a certification as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant selected by Landlord and who is a member of a nationally or regionally recognized accounting firm with experience auditing records of Landlord or landlords of Comparable Buildings, using sound real estate, management and accounting practices, consistently applied.  Tenant's failure to deliver the Review Notice within the Review Period or to deliver the Dispute Notice within thirty (30) days after the Review Period shall be deemed to constitute Tenant's approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement.  If Tenant timely delivers the Review Notice and the Dispute Notice, Landlord shall cooperate in good faith with Tenant and the accountant to show Tenant and the accountant the information upon which the certification is to be based.  However, if such certification by the accountant proves that the Direct Costs charged to Tenant, as set forth in the Statement were overstated by more than five percent (5%), then the cost of the accountant and the cost of such certification shall be paid for by Landlord, provided that in no event shall Landlord be responsible for costs hereunder in excess of the amount of such overstatement.  Promptly following the parties' receipt of such certification, the parties shall make such appropriate payments or reimbursements, as the case may be, to each other, as are determined to be owing pursuant to such certification. Tenant agrees that this section shall be the sole method to be used by Tenant to dispute the amount of any Direct Costs payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.

ARTICLE 4

SECURITY DEPOSIT

(d) In General.  Tenant has deposited or concurrently herewith is depositing with Landlord the sum set forth in Article 1.F. of the Basic Lease Provisions as security for the full and faithful performance of every provision of this Lease to be performed by Tenant (the "Security Deposit").  If Tenant breaches any provision of this Lease, including but not limited to the payment of rent, Landlord may use all or any part of this Security Deposit for the payment of any rent or any other sums in default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default.  If any portion of said Security Deposit is so used or applied, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its full amount.  Tenant agrees that Landlord shall not be required to keep the Security Deposit in trust, segregate it or keep it separate from Landlord's general funds, but Landlord may commingle the Security Deposit with its general funds and Tenant shall not be entitled to interest on such Security Deposit.  At the expiration of the Term, and provided there exists no default by Tenant hereunder, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to Tenant's "Transferee", as such term is defined in Article 15 below), provided that subsequent to the expiration of this Lease, Landlord may retain from said Security Deposit (i) any and all amounts reasonably estimated by Landlord to cover the anticipated costs to be incurred by Landlord to remove any signage provided to Tenant under this Lease, to remove cabling and other items required to be removed by Tenant under Section 29(b) below and to repair any damage caused by such removal (in which case any excess amount so retained by Landlord shall be returned to Tenant within thirty (30) days after such removal and repair), and (ii) any and all amounts permitted by law or this Article 4.  Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 4 above, and all of Landlord's damages under this Lease and California law including, but not limited to, any damages accruing upon termination of this Lease under Section 1951.2 of the California Civil Code and/or those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts or omissions of Tenant or any officer, employee, agent, contractor or invitee of Tenant.

(e) Reduction in Security Deposit.  As of the date occurring on or after April 1, 2019, that Tenant first satisfies the "Burn Down Requirements" identified below, and provided that Tenant is not then in default under this Lease beyond any applicable notice and cure periods, the Security Deposit shall be reduced to One Million and 00/100 Dollars ($1,000,000.00).  The "Burn Down Requirements" shall mean that Tenant has maintained "Annual Revenues" (as defined below) of Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) or more for two (2) consecutive fiscal years. "Annual Revenues" shall mean non-GAAP bookings discussed by Tenant on its earnings calls that discuss the prior year's financial performance (which is typically held in February of each year), and as included in the accompanying investor materials that will be available on or about the day of such earnings calls at www.glu.com/investors (or such other URL as Tenant may designate in writing from time to time); provided that the Burn Down Requirements shall not be deemed to have been met for any fiscal year unless and until Landlord receives from Tenant (i) written statement that Tenant has maintained non-GAAP bookings for such fiscal year of Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) or more, as certified by an officer of Tenant, and (ii) a notice (which may accompany the foregoing written statement) directing Landlord to the location of Tenant's non-GAAP bookings at the above-cited URL (or such other URL as Tenant may designate).  Notwithstanding anything to the contrary set forth in this Article 4, in no event shall the Security Deposit amount decrease during any period in which Tenant is in default under this Lease beyond any applicable notice and cure periods, but such decrease shall take place retroactively after such default is cured, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant.

ARTICLE 5

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term with the express written consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate of one hundred fifty percent (150%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease.  Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein.  If Tenant holds over after the expiration of the Lease Term without the express written consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case daily damages in any action to recover possession of the Premises shall be calculated at a daily rate equal to two hundred percent (200%) of the Base Rent applicable during the last rental period of the Lease Term under this Lease (calculated on a per diem basis).  Nothing contained in this Article 5 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to vacate and deliver possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease.  The provisions of this Article 5 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.  If Tenant holds over without Landlord's express written consent, and tenders payment of rent for any period beyond the expiration of the Lease Term by way of check (whether directly to Landlord, its agents, or to a lock box) or wire transfer, Tenant acknowledges and agrees that the cashing of such check or acceptance of such wire shall be considered inadvertent and not be construed as creating a month-to-month tenancy, provided Landlord refunds such payment to Tenant promptly upon learning that such check has been cashed or wire transfer received.  Tenant acknowledges that any holding over without Landlord’s express written consent may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises.  Therefore, if Tenant fails to vacate and deliver the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any losses suffered by Landlord, including lost profits, resulting from such failure to vacate and deliver.  Landlord shall, within ten (10) business days of its receipt of written request from Tenant, which request shall be delivered by Tenant not earlier than six (6) months prior to the expiration of the Lease Term, notify Tenant whether or not Landlord is in active negotiations with a tenant, or has entered into a third-party lease, as of the date of such notice for the Premises following the expiration or earlier termination of this Lease; provided, however, in no event shall any such notice by Tenant to Landlord, or any subsequent notice from Landlord to Tenant (or any failure by Landlord to provide such notice) be deemed a waiver of any of Tenant's obligations or liabilities under this Article 5.  Tenant agrees that any proceedings necessary to recover possession of the Premises, whether before or after expiration of the Lease Term, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney’s fees in connection therewith.

ARTICLE 6

OTHER TAXES

Tenant shall pay, prior to delinquency, all taxes assessed against or levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises which arise or accrue during the Term.  In the event any or all of Tenant's trade fixtures, furnishings, equipment and other personal property shall be assessed and taxed with property of Landlord, or if the cost or value of any leasehold improvements in the Premises exceeds the cost or value of a Project-standard buildout as reasonably and in good faith determined by Landlord and, as a result, real property taxes for the Project are increased, Tenant shall pay to Landlord, within thirty (30) days after delivery to Tenant by Landlord of a written statement setting forth such amount and such documentation as is reasonably necessary for Tenant to verify the amount, the amount of such taxes applicable to Tenant's property or above-standard improvements.  Tenant shall assume and pay to Landlord at the time Base Rent next becomes due (or if assessed after the expiration of the Term, then within ten (10) business days), any excise, sales, use, rent, occupancy, garage, parking, gross receipts or other taxes (other than net income taxes) which may be assessed against or levied upon Landlord on account of the letting of the Premises or the payment of Base Rent or any other sums due or payable hereunder, and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.  In addition to Tenant's obligation pursuant to the immediately preceding sentence, Tenant shall pay directly to the party or entity entitled thereto all business license fees, gross receipts taxes and similar taxes and impositions which may from time to time be assessed against or levied upon Tenant, as and when the same become due and before delinquency.  Notwithstanding anything to the contrary contained herein, any sums payable by Tenant under this Article 6 shall not be included in the computation of Tax Costs.

ARTICLE 7

USE

(f) Permitted Use.  Tenant shall use and occupy the Premises only for the use set forth in Article 1.G. of the Basic Lease Provisions and shall not use or occupy the Premises or permit the same to be used or occupied for any other purpose without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole and absolute discretion, and Tenant agrees that it will use the Premises in such a manner so as not to interfere with or infringe upon the rights of other tenants or occupants in the Project.  Tenant's use shall not result in an occupancy density for the Premises which is greater than the density permitted by Legal Requirements, applicable building codes and zoning requirements; provided however, Landlord shall not be obligated to make any changes to the Base Building to accommodate Tenant's occupancy density.  In addition, if Landlord reasonably determines that Tenant's density (1) affects the temperature otherwise maintained by the Building air conditioning system or (2) otherwise overloads any utility beyond the applicable capacities described in Section 11(a) below, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of design, installation, operation, use, and maintenance, in each case, plus Landlord's standard administrative fee, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor.  Tenant shall not do or permit to be done anything which would invalidate or increase the cost of any fire and extended coverage insurance policy covering the Project and/or the property located therein and Tenant shall comply with all rules, orders, regulations and requirements of any organization which sets out standards, requirements or recommendations commonly referred to by major fire insurance underwriters, and Tenant shall promptly upon demand reimburse Landlord for any additional premium charges for any such insurance policy assessed or increased by reason of Tenant's failure to comply with the provisions of this Article.

(g) Compliance with Law.

(i) Tenant's Obligations.  Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances, governmental regulations or requirements now in force or which may hereafter be in force (collectively, "Legal Requirements") applicable to Tenant's use or occupancy of, or business conducted in, the Premises, and shall maintain the Premises and all portions thereof in compliance with all applicable Legal Requirements.  Notwithstanding the foregoing, Tenant shall not be responsible for making any improvements or structural changes to the Premises unless such changes are necessitated, in whole or in part, by (i) Tenant's unique or particular manner of use or occupancy of, or business conducted in, the Premises, or (ii) any Alterations installed or conditions created by Tenant or Tenant's employees, agents, contractors, licensees, invitees, officers, directors or members.  In the event that Tenant is responsible for making structural changes to the Premises as a result any of the scenarios set forth in items (i) or (ii) above, Tenant shall perform such structural changes at its sole expense, or, at Landlord's election, Landlord may perform such structural changes at Tenant's expense. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding involving Tenant, whether or not Landlord is party thereto, that Tenant is in non-compliance with any Legal Requirement shall be conclusive of that fact.

In addition, Tenant shall make all modifications to any portion of the Project outside of the Premises (whether structural or capital in nature), which are necessitated, in whole or in part, by (A) Tenant's unique or particular manner of use or occupancy of, or business conducted in, the Premises, or (B) any Alterations installed or conditions created by Tenant or Tenant's employees, agents, contractors, licensees, invitees, officers, directors or members.  In the event that Tenant is responsible for making modifications to any portion of the Project outside of the Premises as a result any of the scenarios set forth in items (A), or (B) above, Tenant shall perform such modifications at its sole expense, or, at Landlord's election, Landlord may perform such modifications at Tenant's expense.

(ii) Landlord's Obligations.  As between Landlord and Tenant, except for Tenant's obligations pursuant to Section 7(b)(i) above, Landlord shall be responsible, as part of Operating Costs, subject to Section 3(c)(ii) above, as of the Rent Commencement Date for compliance with all applicable Legal Requirements as of the Rent Commencement Date, including, without limitation, those relating to life-safety, the Americans with Disabilities Act and Title 24, as they pertain to the common areas of the Project, including the restrooms on the ground floor and second (2nd) floor of the Building, the ground floor Building lobby, the path of travel from the exterior of the Building to the entrance to the Premises, and all restrooms serving the Premises.

(iii) Certified Access Specialist.  For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Premises have not undergone inspection by a Certified Access Specialist (CASp).  As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:  "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law.  Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant.  The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."  In furtherance of the foregoing, Landlord and Tenant hereby agree as follows:  (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp designated by Landlord; and (b) pursuant to Section 7(b)(i) above, Tenant, at its sole cost and expense, shall be responsible for making any improvements, alterations or repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Premises shall require any improvements or repairs to the Project (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either (i) perform such improvements, alterations or repairs at Tenant's sole cost and expense, or (ii) reimburse Landlord upon demand, as Additional Rent, for the out-of-pocket cost to Landlord of performing such improvements, alterations, or repairs.

(h) Facilities.

(i) Common Shower and Bicycle Facilities.  Tenant shall, at no charge to Tenant, have a non-exclusive right to use (i) the common shower facilities located on the first (1st) floor of the Project and (ii) the common bicycle parking area located in the Project's parking facility (collectively, the "Shared Facilities"), during the normal hours of operation of the parking facility, as reasonably determined by Landlord.  Tenant shall have no right to modify, alter, or improve the Shared Facilities.

(ii) Secured Bicycle Facilities.  Tenant shall have the exclusive right to use the area shown on Exhibit A-1 attached hereto for secured bicycle parking (the "Secured Bicycle Facilities"), during the normal hours of operation of the parking facility, as reasonably determined by Landlord.  Prior to the Rent Commencement Date (subject to Tenant delay, and force majeure delay) Landlord shall install a cage and bike racks, within the cage with sufficient capacity for up to thirty (30) bicycles, all of which shall be generally consistent with the existing cage and bicycle racks in the parking facility that are available for use in common with other tenants of the Building.  Notwithstanding the foregoing, Landlord shall in no case be liable for personal injury or property damage for any error with regard to the admission to or exclusion from the Secured Bicycle Facilities of any person.  Tenant shall be solely responsible for all other costs relating to the use, operation, and maintenance of the Secured Bicycle Facilities, including the installation of access card readers and security cameras in or about the Secured Bicycle Facilities, subject to Section 11(m) below.

(iii) In General.  Tenant's continued right to use the Shared Facilities and Secured Bicycle Facilities is conditioned upon Tenant abiding by all reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of such facilities, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and there not being an Event of Default under this Lease.  Landlord specifically reserves the right to change the size (but not materially decrease the size), configuration, design, layout and all other aspects of the Shared

Facilities and/or Secured Bicycle Facilities at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, close-off or restrict access to such facilities (provided that no such action will materially diminish the capacity of the Secured Bicycle Facilities on other than a temporary basis) as determined reasonably necessary by Landlord.  Motorized vehicles of any kind, including motorcycles and mopeds, are prohibited in the common bicycle areas and the Secured Bicycle Facilities, as is the storage of any property other than bicycles.  Upon the expiration or earlier termination of this Lease, Tenant shall have removed all property from the Shared Facilities and Secured Bicycle Facilities and, at Landlord's option, shall remove all fixtures, improvements and installations made by or on behalf of Tenant from the Secured Bicycle Facilities and Tenant, at Tenant's sole cost and expense, shall repair all damage to the such areas caused by such removal.  If Tenant fails to repair such damage within sixty (60) days after receiving written notice from Landlord detailing such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord within ten (10) business days after demand the cost of such repair.  If Tenant fails to remove any property from the Shared Facilities or Secured Bicycle Facilities at the expiration or earlier termination of this Lease, Landlord may dispose of said property in such lawful manner as it shall determine in its sole and absolute discretion.

(iv) Tenant's continued right to use the Secured Bicycle Facilities is conditioned upon Tenant abiding by all applicable Legal Requirements and reasonable rules and regulations which are prescribed from time to time for the orderly operation and use of such facilities, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and there not being an Event of Default under this Lease.  Landlord specifically reserves the right to change the location, size, configuration, design, layout and all other aspects of the Secured Bicycle Facilities at any time (provided that no such action will materially diminish the capacity of the Secured Bicycle Facilities on other than a temporary basis) and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, temporarily close-off or restrict access to such facilities as determined reasonably necessary by Landlord.  Upon the expiration or earlier termination of this Lease, Tenant shall have removed from the Secured Bicycle Facilities all property installed, placed, or otherwise belonging to Tenant or its employees and Tenant, at Tenant's sole cost and expense, shall repair all damage to the such areas caused by the removal of Tenant's property therefrom, and if Tenant fails to repair such damage within sixty (60) days after receiving written notice from Landlord detailing such damage, Landlord may undertake such repair on account of Tenant and Tenant shall pay to Landlord within ten (10) business days after demand the cost of such repair.  If Tenant fails to remove any property from the Secured Bicycle Facilities at the expiration or earlier termination of this Lease, Landlord may dispose of said property in such lawful manner as it shall determine in its sole and absolute discretion.

ARTICLE 8

CONDITION OF PREMISES

Except as set forth in the Tenant Work Letter, Tenant hereby agrees that the Premises shall be taken "as is", "with all faults", "without any representations or warranties", and Tenant hereby agrees and warrants that it has investigated and inspected the condition of the Premises and the suitability of same for Tenant's purposes, and Tenant does hereby waive and disclaim any objection to, cause of action based upon, or claim that its obligations hereunder should be reduced or limited because of the condition of the Premises or the Project or the suitability of same for Tenant's purposes.  Tenant acknowledges that neither Landlord nor any agent nor any employee of Landlord has made any representations or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant's business and Tenant expressly warrants and represents that Tenant has relied solely on its own investigation and inspection of the Premises and the Project in its decision to enter into this Lease and let the Premises in the above-described condition.  The existing leasehold improvements in the Premises as of the date of this Lease may be collectively referred to herein as the "Original Improvements."  The taking of possession of the Premises by Tenant shall conclusively establish that the Premises was at such time in satisfactory condition.  Tenant hereby waives subsection 1 of Section 1932 and Sections 1941 and 1942 of the Civil Code of California or any successor provision of law.

ARTICLE 9

REPAIRS AND ALTERATIONS

(i) Landlord's Obligations.  Landlord shall, as part of Operating Costs, (i) maintain the Base Building (as defined in Section 1 of Exhibit B attached hereto), including, without limitation the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells and elevator cabs and common areas, and (ii) maintain and repair the basic mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems (provided, however, that Landlord's obligation with respect to any such systems shall be to repair and maintain those portions of the systems located in the core of the Project or in other areas outside of the Premises, but

Tenant shall be responsible to repair and maintain any distribution of such systems throughout the Premises).

(j) Tenant's Obligations.  Except as expressly provided as Landlord's obligation in this Article 9, Tenant shall keep the Premises in good condition and repair.  All damage or injury to the Premises or the Project resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that for damage to the Project as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Project, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs.  Landlord may make any repairs which are not promptly made by Tenant after Tenant's receipt of written notice and the reasonable opportunity of Tenant to make said repair within fifteen (15) business days from receipt of said written notice, and charge Tenant for the reasonable cost thereof, which cost shall be paid by Tenant within thirty (30) days from invoice from Landlord.  Tenant shall be responsible for the design, function, repair and maintenance of all non-Project standard improvements, fixtures and/or equipment in the Premises (including any pre-existing lighting fixtures and other systems and equipment serving the Premises which Tenant elects to utilize during its occupancy of the Premises), regardless of whether installed by Landlord, by or on behalf of Tenant or by any previous tenant of the Premises.  Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

(k) Alterations.  Tenant shall make no alterations, installations, changes or additions in or to the Premises or the Project (collectively, "Alterations") without Landlord's prior written consent which consent shall not be unreasonably withheld, conditioned or delayed provided that it shall be reasonable for Landlord to withhold its consent to any Alteration that would create a Design Problem (as that term is defined in the Tenant Work Letter).  Notwithstanding the foregoing, Tenant shall be permitted to make Alterations following ten (10) business days' notice to Landlord, but without Landlord's prior consent, to the extent that such Alterations (i) would not create a Design Problem, (ii) would not be visible from the exterior of the Building, (iii) would not require a building or construction permit, and (iv) cost less than $50,000.00 for a particular job of work.  Any Alterations approved by Landlord must be performed in accordance with the terms hereof, using only contractors or mechanics approved by Landlord in writing and upon the approval by Landlord in writing of fully detailed and dimensioned plans and specifications pertaining to the Alterations in question, to be prepared and submitted by Tenant at its sole cost and expense (and all of such approvals by Landlord shall not be unreasonably withheld, conditioned or delayed).  Tenant shall at its sole cost and expense obtain all necessary approvals and permits pertaining to any Alterations approved by Landlord.  Tenant shall cause all Alterations to be performed in a good and workmanlike manner, in conformance with all applicable federal, state, county and municipal laws, rules and regulations, pursuant to a valid building permit, and in conformance with Landlord's construction rules and regulations.  If Landlord, in approving any Alterations, specifies a commencement date therefor, Tenant shall not commence any work with respect to such Alterations prior to such date.  Tenant hereby agrees to indemnify, defend, and hold Landlord free and harmless from all liens and claims of lien, and all other liability, claims and demands arising out of any work done or material supplied to the Premises by or at the request of Tenant in connection with any Alterations.

(l) Insurance; Liens.  Prior to the commencement of any Alterations, Tenant shall provide Landlord with evidence that Tenant carries "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as Landlord may reasonably require, it being understood that all such Alterations shall be insured by Tenant pursuant to Article 14 of this Lease immediately upon completion thereof.  In addition, Landlord may, in its discretion, in connection with any Alteration anticipated to cost in excess of One Hundred Thousand and 00/100 Dollars ($100,000.00) per project, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien free completion of such Alterations and naming Landlord as a co‑obligee.

(m) Costs and Fees.  Any and all costs attributable to or related to the applicable building codes of the city in which the Project is located (or any other authority having jurisdiction over the Project) arising from Tenant's plans, specifications, improvements, Alterations or otherwise shall be paid by Tenant at its sole cost and expense.  With regard to repairs, Alterations or any other work arising from or related to this Article 9, Landlord shall be entitled to receive an administrative/coordination fee (which fee shall vary depending upon whether or not Tenant orders the work directly from Landlord, but shall not exceed two percent (2%) of hard costs if Tenant is controlling the construction and shall not exceed three percent (3%) of hard costs if Landlord is controlling the construction) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

(n) Union Labor.  During completion of any Alterations or other work to be performed by Tenant in the Premises, Tenant shall not permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Premises or Project if the use thereof, in Landlord's reasonable judgment, would violate Landlord's agreement with any union providing work, labor or services in or about the Project or disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Project.  If any violation, disturbance, interference or conflict occurs, Tenant, upon demand by Landlord, shall immediately cause all contractors or subcontractors or all materials causing the violation, disturbance, interference, difficulty or conflict, to leave or be removed from the Premises or the Project immediately.  Tenant shall indemnify and hold Landlord harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including reasonable attorneys' fees and costs incurred in the defense thereof) to which Landlord may be subject or suffer when the same arise out of or in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises by Tenant or Tenant’s agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any actions relating to the installation, placement, removal or financing of any Alterations, improvements, fixtures and/or equipment in, on, upon or about the Premises.

(o) Landlord's Property.  All Alterations, improvements, fixtures and/or appurtenances which may be installed or placed in or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord, except that Tenant may remove any Alterations, improvements, fixtures and/or equipment which Tenant can substantiate to Landlord have not been paid for with the Tenant Improvement Allowance funds (or subsequent funds after the date hereof) provided to Tenant by Landlord, provided Tenant repairs any damage to the Premises and Building caused by such removal and returns the affected portion of the Premises to the condition existing immediately prior to the installation of such Alteration, improvement, fixture, equipment and/or appurtenance.  Furthermore, Landlord may, by written notice to Tenant prior to the end of the Lease Term, or given following any earlier termination of this Lease, require Tenant, at Tenant's expense, to remove any Specialty Alteration (as that term is defined hereinbelow), and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to the condition existing immediately prior to the installation of such Specialty Alteration; provided; however, that notwithstanding the foregoing, upon request by Tenant at the time of Tenant's request for Landlord's consent to any Alteration or improvement, Landlord shall notify Tenant whether the applicable Alteration or improvement constitutes a Specialty Alteration and will be required to be removed pursuant to the terms of this Section 9(g).  If Tenant fails to complete any required removal and/or to repair any damage caused by the required removal of any Specialty Alteration, and return the affected portion of the Premises to the condition existing immediately prior to the installation of such Specialty Alteration as determined by Landlord, Landlord may do so and may charge the cost thereof to Tenant.  Tenant hereby protects, defends, indemnifies and holds Landlord harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any such Alterations, improvements, fixtures and/or equipment in, on or about the Premises, which obligations of Tenant shall survive the expiration or earlier termination of this Lease.  As used herein, "Specialty Alteration" shall mean any Alteration or Tenant Improvement that is not a normal and customary general office improvement, including, but not limited to improvements which (i) perforate, penetrate or require reinforcement of a floor slab (including, without limitation, interior stairwells or high-density filing or racking systems), (ii) consist of the installation of a raised flooring system, (iii) consist of the installation of a vault or other similar device or system intended to secure the Premises or a portion thereof in a manner that exceeds the level of security necessary for ordinary office space, (iv) involve material plumbing connections (such as, for example but not by way of limitation, the cafeterias, saunas, showers, and executive bathrooms outside of the Building core and/or special fire safety systems), (v) consist of the dedication of any material portion of the Premises to non-office usage, or (vi) affect the exterior of the Building, including the New Entrance (defined below).  Notwithstanding the foregoing, Specialty Alterations shall not include conference rooms, typical office kitchens and kitchenettes, eating areas, catering kitchens, audio recording rooms, reception areas, server rooms, meeting areas or City Ground Floor Requirements.

(p) New Entrance.  In accordance with, and subject to, (i) reasonable construction rules and regulations promulgated by Landlord, (ii) the Building standards therefor, (iii) compliance with Legal Requirements, (iv) receipt of Landlord's approval, which shall not be unreasonably withheld, conditioned or delayed during the first two (2) years of the Term following the Rent Commencement Date, and thereafter may be withheld or conditioned in Landlord's sole discretion, and (v) the terms and conditions set forth in this Article 9, Tenant may install, repair, maintain and use, at Tenant's sole cost and expense, a new entrance to the Premises from the lobby of the Building (the "New Entrance"), in the general location shown on Exhibit A-3 attached hereto for ingress and egress to and from the Premises from the lobby of the Building.  Landlord makes no representations or warranties whatsoever with respect to Tenant's ability to obtain governmental approvals for the construction of the New Entrance, or the fitness or suitability of the lobby of the Building for the installation, maintenance and use of the New Entrance.  The rights contained in this Section 9(h) shall be personal to the Original Tenant and any Permitted Transferee Assignee, and may only be exercised if the Original Tenant or any Permitted Transferee Assignee is then in occupancy of the entirety of that portion of the Premises consisting of Suite 100.  In the event Tenant elects to exercise its right to install the New Entrance, then Tenant shall give Landlord prior written notice thereof and shall submit to Landlord for Landlord's review and approval, construction ready plans and specifications prepared by an architect and engineers reasonably designated by Landlord which are sufficiently detailed to allow for the installation of the New Entrance in a good and workmanlike manner and in accordance with all Legal Requirements (such submission, review and approval shall be governed by Article 9 of this Lease); provided, however, that Landlord may withhold consent to the installation of the New Entrance, among other reasons, if the installation of the New Entrance would void Landlord's warranties for the Building Structure, if the installation of the New Entrance would materially and adversely affect the main ground floor lobby of the Building, and/or is not consistent in design or quality with the Building.  If approved by Landlord, the New Entrance shall be installed and constructed in accordance with this Article 9 at Tenant's sole cost and expense, using contractors and subcontractors reasonably designated by Landlord, and shall be substantially completed within six (6) months of Tenant's receipt of Landlord's approval, and all construction shall be performed at such times, and in such manner, so as to minimize disruption to the business of other tenants and occupants of the Building.  Tenant shall remain solely liable for any damage arising in connection with Tenant's installation, use, maintenance and/or repair of such New Entrance, including, without limitation, any damage to the Building Structure.  Landlord's approval of any of Tenant's plans and specifications pertaining to the New Entrance shall not constitute a representation or warranty by Landlord that such plans and specifications comply with sound architectural guidelines and/or engineering practices or will comply with all Legal Requirements; such compliance shall be the sole responsibility of Tenant.  Subject to the terms of this Section 9(h), Tenant shall have the exclusive license to use the New Entrance to access the Premises; provided however, (a) Tenant shall not allow any persons other than Tenant, the "Tenant Parties" (as that term is defined in Section 13(a) of this Lease below), and the invitees and vendors of Tenant, to use the New Entrance, (b) Landlord is not responsible for supervising and controlling access through the New Entrance, (c) Tenant assumes the risk for any loss, claim, damage or liability arising out of the use or misuse of the New Entrance by Tenant or the Tenant Parties, and Tenant releases and discharges Landlord from and against any such loss, claim, damage or liability, and (d) Tenant further agrees to indemnify, defend and hold Landlord and the Landlord Parties, harmless from and against any and all losses and claims relating to or arising out of the use or misuse of the New Entrance by Tenant, the Tenant Parties, or the invitees and vendors of Tenant.

ARTICLE 10

LIENS

Tenant shall keep the Premises and the Project free from any mechanics' liens, vendors liens or any other liens arising out of any work performed, materials furnished or obligations incurred by Tenant, and Tenant agrees to defend, indemnify and hold Landlord harmless from and against any such lien or claim or action thereon, together with costs of suit and reasonable attorneys' fees and costs incurred by Landlord in connection with any such claim or action.  Before commencing any work of alteration, addition or improvement to the Premises, Tenant shall give Landlord at least ten (10) business days' written notice of the proposed commencement of such work (to afford Landlord an opportunity to post appropriate notices of non-responsibility).  In the event that there shall be recorded against the Premises or the Project or the property of which the Premises is a part any claim or lien arising out of any such work performed, materials furnished or obligations incurred by Tenant and such claim or lien shall not be removed or discharged within ten (10) days of filing, Landlord shall have the right but not the obligation to pay and discharge said lien without regard to whether such lien shall be lawful or correct (in which event Tenant shall reimburse Landlord for any such payment made by Landlord within three (3) business days following written demand therefor), or to require that Tenant promptly deposit with Landlord in cash, lawful money of the United States, one hundred fifty percent (150%) of the amount of such claim, which sum may be retained by Landlord until such claim shall have been removed of record or until judgment shall have been rendered on such claim and such judgment shall have become final, at which time Landlord shall have the right to apply such deposit in discharge of the judgment on said claim and any costs, including attorneys' fees and costs incurred by Landlord, and shall remit the balance thereof to Tenant.

ARTICLE 11

PROJECT SERVICES

(q) Basic Services.  Landlord agrees to furnish to the Premises from 8:00 a.m. to 6:00 p.m. Monday through Friday, excepting state and national holidays (or the date of observance of such holidays), heating, ventilation and air conditioning ("HVAC") in such reasonable quantities as in the judgment of Landlord is reasonably necessary for the comfortable occupancy of the Premises.  As of the date hereof, the specifications for the Base Building HVAC system is intended to provide a cooling capacity of not less than one (1) ton per five hundred fifty (550) rentable square feet, and Landlord shall use commercially reasonable efforts to cause the Base Building HVAC to continue to operate in accordance with such specifications during the Term.  Landlord shall provide adequate electrical service capacity to the Premises for Tenant's lighting fixtures and incidental use equipment, provided that (i) the connected electrical load of the incidental use equipment does not exceed an average of four (4) watts per rentable square foot of the Premises during Building hours, calculated on a monthly basis, and the electricity so furnished for incidental use equipment will be at a nominal one hundred twenty (120) volts and no electrical circuit for the supply of such incidental use equipment will require a current capacity exceeding sixteen (16) amperes, and (ii) the connected electrical load of Tenant's lighting fixtures does not exceed an average of one and one-half (1.5) watts per rentable square foot of the Premises during Building hours, calculated on a monthly basis, and the electricity so furnished for Tenant's lighting will be at a nominal two hundred seventy-seven (277) volts, which electrical usage shall be subject to applicable laws and regulations, including Title 24.  In addition, Landlord shall provide elevator service and water on the same floor as the Premises for typical office kitchen, lavatory and drinking purposes in such reasonable quantities as in the judgment of Landlord is reasonably necessary for general office use and in compliance with applicable codes.  Janitorial and maintenance services shall be furnished to the Premises five (5) days per week, excepting state and national holidays.  Tenant shall comply with all rules and regulations which Landlord may establish for the proper functioning and protection of the common area HVAC, elevator, electrical, intrabuilding cabling and wiring and plumbing systems.  Landlord shall not be liable for, and there shall be no rent abatement as a result of, any stoppage, reduction or interruption of any such services caused by governmental rules, regulations or ordinances, riot, strike, labor disputes, breakdowns, accidents, necessary repairs or other cause.  Except as specifically provided in this Article 11, Tenant agrees to pay for all utilities and other services utilized by Tenant and any additional building services furnished to Tenant which are not uniformly furnished to all tenants of the Project, at the rate generally charged by Landlord to tenants of the Project for such utilities or services.

(r) Excess Usage.  Tenant will not, without the prior written consent of Landlord, use any apparatus or device in the Premises which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space; nor connect any apparatus, machine or device with water pipes or electric current (except through existing electrical outlets in the Premises), for the purpose of using electric current or water.

(s) HVAC Balance.  If any lights, machines or equipment (including but not limited to computers and computer systems and appurtenances) are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the HVAC system, or generate substantially more heat in the Premises than would be generated by the building standard lights and usual office equipment, Landlord shall have the right to install any machinery and equipment which Landlord reasonably deems necessary to restore temperature balance, including but not limited to modifications to the standard HVAC equipment, and the cost thereof, including the cost of installation and any additional cost of operation and maintenance occasioned thereby, shall be paid by Tenant to Landlord upon demand by Landlord.

(t) Telecommunications.  Upon request from Tenant from time to time, Landlord will provide Tenant with a listing of telecommunications and media service providers serving the Project, and Tenant shall have the right to contract directly with the providers of its choice.  If Tenant wishes to contract with  or obtain service from any provider which does not currently serve the Project or wishes to obtain from an existing carrier services which will require the installation of additional equipment, such provider must, prior to providing service, enter into a written agreement with Landlord setting forth the terms and conditions of the access to be granted to such provider.  In considering the installation of any new or additional telecommunications cabling or equipment at the Project, Landlord will consider all relevant factors in a reasonable and non-discriminatory manner, including, without limitation, the existing availability of services at the Project, the impact of the proposed installations upon the Project and its operations and the available space and capacity for the proposed installations.  Landlord may also consider whether the proposed service may result in interference with or interruption of other services at the Project or the business operations of other tenants or occupants of the Project.  In no event shall Landlord be obligated to incur any costs or liabilities in connection with the installation or delivery of telecommunication services or facilities at the Project.  All such installations shall be subject to Landlord’s prior approval and shall be performed in accordance with the terms of Article 9.  If Landlord approves the proposed installations in accordance with the foregoing, Landlord will deliver its standard form agreement upon request and will use commercially reasonable efforts to promptly enter into an agreement on reasonable and non-discriminatory terms with a qualified, licensed and reputable carrier confirming the terms of installation and operation of telecommunications equipment consistent with the foregoing.

(u) After-Hours HVAC.  If Tenant requires HVAC during times other than the times provided in Section 11(a) above, Tenant shall give Landlord not less than one (1) business day's advance notice and shall pay Landlord's standard charges for such after-hours use, which charge may change from time-to-time.

(v) Reasonable Charges.  If Tenant desires services (other than HVAC which shall be governed by Sections 11(e) above) in amounts additional to or at times different from those set forth in Section 11(a) above, or any other services that are not provided for in this Lease, Tenant shall make a request for such services to Landlord with such advance notice as Landlord may reasonably require.  If Landlord provides such services to Tenant, Tenant shall pay Landlord’s reasonable charges for such services (including Landlord’s then Project-standard administrative fee and such indirect costs as engineers’ expenses and a reasonable allowance for wear and tear on the building systems) within fifteen (15) days after Tenant's receipt of Landlord's invoice.

(w) Sole Electrical Representative.  Tenant agrees that Landlord shall be the sole and exclusive representative with respect to, and shall maintain exclusive control over, the reception, utilization and distribution of electrical power, regardless of point or means of origin, use or generation.  Tenant shall not have the right to contract directly with any provider of electrical power or services.

(x) Tenant's Separately Metered Electrical Consumption. Notwithstanding anything to the contrary herein, the Premises shall be separately metered to measure electrical consumption at the Premises. Tenant shall pay directly to Landlord the actual amount charged to Landlord by the electricity provider for electrical consumption at the Premises during the Term commencing on the Rent Commencement Date, and the costs of electrical consumption of Tenant and all other tenants and occupants of the Project shall not be included in Operating Costs.

(y) Tenant's Janitorial Services and Supplies. Notwithstanding anything to the contrary herein, Tenant shall be separately charged for all janitorial services and supplies provided to the Premises commencing on the Rent Commencement Date at the actual amount charged to Landlord by the service provider, and the costs of janitorial services and supplies provided to Tenant and all other tenants and occupants of the Project shall not be included in Operating Costs.

(z) Other Utilities and Services. Tenant shall also be separately charged for its proportionate share of all natural gas, water, sewer, waste disposal, electricity (other than electricity utilized by Tenant or other tenants and occupants of the Project) to the Project during the Term commencing on the Rent Commencement Date at the actual amount charged to Landlord by the applicable service provider (collectively, "Other Utilities and Services").  If the Project is less than one hundred percent (100%) occupied during any part of any year during the Term, Landlord shall make an appropriate adjustment of the variable components of Other Utilities and Services, as reasonably determined by Landlord, to determine the amount of Other Utilities and Services that would have been incurred during such year if the Project had been one hundred percent (100%) occupied during the entire year.

(aa) Elevator Service.  Notwithstanding the foregoing terms of this Article 11, so long as Tenant continues to lease the entirety of the initial Premises set forth in this Lease, Tenant shall have the exclusive right to use the elevator depicted on Exhibit A-2 attached hereto ("Tenant's Elevator"), subject to the terms of this Section 11(k); provided, however, Landlord, and other tenants and occupants of the Building shall have the right to utilize Tenant's Elevators during periods in which other elevator(s) in the Building (the "Common Elevators") are inoperable or not practically usable, or, upon prior notice to Tenant, for any other purpose reasonably requested by Landlord.  In connection with the foregoing, Landlord shall have the right to prevent Tenant from accessing the Common Elevators from the portions of the Premises located above the ground floor (other than during periods in which Tenant's Elevator is inoperable or not practically usable).  Within thirty (30) days of demand, Tenant shall pay as Additional Rent, and not as part of Operating Costs, the costs to repair and maintain Tenant's Elevator.  Any costs relating to Tenant's Elevator that constitute capital expenditures, shall only be payable by Tenant to the extent, and subject to the same amortization requirements, such costs would be includable in Operating Costs pursuant to the terms of Section 3(c) above.

(bb) Abatement of Rent.  In the event that Tenant is unable to reasonably use, and does not use, the Premises as a result of any failure to provide services or utilities to the Premises to the extent and as required by this Lease (an "Abatement Event"), then Tenant shall give Landlord notice of such Abatement Event, and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such notice and Landlord has not otherwise commenced to cure such Abatement Event within such Eligibility Period (the "Eligibility Period"), then the Base Rent, and Tenant's Proportionate Share of Direct Costs shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that the Abatement Event continues, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, a portion of the Premises for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent, and Tenant's Proportionate Share of Direct Costs for the entire Premises shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises.  If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises.  To the extent an Abatement Event is caused by an event covered by Articles 16 or 18 of this Lease, then Tenant's right to abate rent shall be governed by the terms of such Article 16 or 18, as applicable, and the Eligibility Period shall not be applicable thereto.  Such right to abate the Base Rent, and Tenant's Proportionate Share of Direct Costs shall be Tenant's sole and exclusive remedy for rent abatement at law or in equity for an Abatement Event.  Except as provided in this Section 11(l), nothing contained in this Section 11(l) shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

(cc) Tenant's Security System.   Landlord hereby agrees that Tenant shall have the right to install a card key security system and security cameras ("Tenant’s Security System") in or about the Premises (including cameras focused solely on the entrance to the Premises), in or about the Secured Bicycle Facilities (including cameras focused solely on the entrance to the Secured Bicycle Facilities), and to connect such system to Landlord's security system for the Building.  Tenant's Security Systems, including the size, location, and number and type of components of Tenant's  Security System, shall be subject to Landlord's prior review and approval (not to be unreasonably withheld, conditioned or delayed), and the installation thereof shall be deemed an Alteration and shall be performed pursuant to Article 9 of this Lease, above; provided, however, in connection with any component of Tenant's Security System located outside of the Premises, Landlord shall have the right to require Tenant to utilize Landlord's subcontractors or vendors for the installation thereof.  In addition, Tenant shall coordinate the selection, installation and operation of Tenant’s Security System with Landlord in order to ensure that Tenant’s Security System is compatible with Landlord’s Building security systems and equipment, and to the extent that Tenant’s Security System is not compatible with Landlord’s Building systems and equipment, Tenant shall not be entitled to install and/or operate the Tenant’s Security System.  Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the installation, monitoring, operation and removal of Tenant’s Security System.

ARTICLE 12

RIGHTS OF LANDLORD

(dd) Right of Entry.  Landlord and its agents shall have the right to enter the Premises at all reasonable times upon prior oral or written notice to Tenant (except in an emergency and except for providing routine services) for the purpose of cleaning the Premises, examining or inspecting the same, serving or posting and keeping posted thereon notices as provided by law, or which Landlord deems necessary for the protection of Landlord or the Project, showing the same to prospective tenants (only during the last twelve (12) months of the Lease Term or so long as an Event of Default remains uncured beyond any applicable notice and cure periods), lenders or purchasers of the Project, in the case of an emergency, and for making such alterations, repairs, improvements or additions to the Premises or to the Project as Landlord may deem necessary or desirable.  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such an entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key, or may forcibly enter in the case of an emergency, in each event without liability to Tenant and without affecting this Lease.    Notwithstanding anything to the contrary set forth in this Article 12, subject to Legal Requirements (including the City Ground Floor Requirements) Tenant may designate in writing certain limited, reasonable areas of the Premises as "Secured Areas" should Tenant require such areas for the purpose of securing certain valuable property or confidential information.  In connection with the foregoing, Landlord shall not enter such Secured Areas, without a Tenant escort, except (i) in the event of an emergency, (ii) as required to maintain and repair the Base Building; (iii) as required by Legal Requirements, or (iv) in response to specific requests by Tenant and in accordance with a schedule reasonably designated by Tenant, subject to Landlord's reasonable approval.  Any  non-emergency entry into the Premises shall be subject to Tenant's reasonable requirements, including that all persons (and the entity on whose behalf they enter), including Landlord and Landlord's employees and vendors, entering the Premises execute a reasonable confidentiality and non-disclosure agreement.

(ee) Maintenance Work.  Landlord reserves the right from time to time, but subject to payment by and/or reimbursement from Tenant as otherwise provided herein, and subject to the provisions of Section 12(a) above: (i) to install, use, maintain, repair, replace, relocate and control for service to the Premises and/or other parts of the Project pipes, ducts, conduits, wires, cabling, appurtenant fixtures, equipment spaces and mechanical systems, wherever located in the Premises or the Project, (ii) to alter, close or relocate any facility in the Premises or the common areas or otherwise conduct any of the above activities for the purpose of complying with a general plan for fire/life safety for the Project or otherwise, and (iii) to comply with any federal, state or local law, rule or order.  Landlord shall attempt to perform any such work with the least inconvenience to Tenant as is reasonably practicable, but in no event shall Tenant be permitted to withhold or reduce Base Rent or other charges due hereunder as a result of same, make any claim for constructive eviction or otherwise make any claim against Landlord for interruption or interference with Tenant's business and/or operations.

(ff) Rooftop.  If Tenant desires to use the rooftop of the Project for any purpose, including the installation of communication equipment to be used from the Premises, such rights will be granted in Landlord’s sole discretion and Tenant must negotiate the terms of any rooftop access with Landlord or the rooftop management company or lessee holding rights to the rooftop from time to time.  Any rooftop access granted to Tenant will be at prevailing rates and will be governed by the terms of a separate written agreement or an amendment to this Lease.

ARTICLE 13

INDEMNITY; EXEMPTION OF LANDLORD FROM LIABILITY

(gg) Indemnity.  Except to the extent arising from the negligence or willful misconduct of any of the Landlord Parties (as defined below), Tenant shall indemnify, defend, protect, and hold harmless Landlord, its subsidiaries, partners, parental and other affiliates and their respective members, shareholders, officers, directors, employees and contractors (collectively, "Landlord Parties") from and against any and all claims arising from Tenant's use of the Premises or the Project or from the conduct of its business or from any activity, work or thing which may be permitted or suffered by Tenant in or about the Premises or the Project and shall further indemnify, defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, liabilities, damages, expenses and losses arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease or arising from any negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees, patrons, customers or members in or about the Project and from any and all costs, reasonable attorneys' fees and costs, expenses and liabilities incurred in the defense of any claim or any action or proceeding brought thereon, including negotiations in connection therewith.  Tenant hereby assumes all risk of damage to property or injury to persons in or about the Premises from any cause, and Tenant hereby waives all claims in respect thereof against Landlord and the Landlord Parties, excepting where the damage is caused solely by the gross negligence or willful misconduct of Landlord or the Landlord Parties.    Landlord shall indemnify, defend, protect, and hold harmless Tenant and its subsidiaries, partners, parental and other affiliates and their respective members, shareholders, officers, directors, employees and contractors (collectively, "Tenant Parties") from and against any and all claims, liabilities, damages, expenses and losses (including without limitation reasonable attorneys' fees) to the extent arising from the negligence or willful misconduct of Landlord in, on or about the Common Areas of the Project, except to the extent caused by the negligence or willful misconduct of Tenant or the Tenant Parties.  Landlord's agreement to indemnify Tenant pursuant to this Section 13(a) is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant's or Landlord's, as applicable, indemnification obligations; nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease.

(hh) Exemption from Liability.  Notwithstanding anything to the contrary set forth in this Lease, (i) Landlord and the Landlord Parties shall not be liable for injury to Tenant's business, or loss of income, loss of opportunity or loss of goodwill therefrom, or any consequential, punitive, special or exemplary damages, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Landlord's negligence) and (ii) Tenant and the Tenant Parties shall not be liable for injury to Landlord's business, or loss of income, loss of opportunity or loss of goodwill therefrom, or any consequential, punitive, special or exemplary damages, however occurring (including, without limitation, from any failure or interruption of services or utilities or as a result of Landlord's negligence) other than those consequential damages incurred by Landlord in connection with a holdover of the Premises by Tenant after the expiration or earlier termination of the Lease Term or incurred by Landlord in connection with any repair, physical construction or improvement work performed by or on behalf of Tenant in the Building.  Without limiting the foregoing, except in connection with damage or injury resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties, Landlord and the Landlord Parties shall not be liable for damage that may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees, customers, agents, or contractors, or any other person in, on or about the Premises directly or indirectly caused by or resulting from any cause whatsoever, including, but not limited to, fire, steam, electricity, gas, water, or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, light fixtures, or mechanical or electrical systems, or from intrabuilding cabling or wiring, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Project or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant.  Landlord and the Landlord Parties shall not be liable to Tenant for any damages arising from any willful or negligent action or inaction of any other tenant of the Project.

(ii) Security.  Tenant acknowledges that Landlord's election whether or not to provide any type of mechanical surveillance or security personnel whatsoever in the Project is solely within Landlord's discretion; Landlord and the Landlord Parties shall have no liability in connection with the provision, or lack, of such services, and Tenant hereby agrees to hold Landlord and the Landlord Parties harmless with regard to any such potential claim.  Landlord and the Landlord Parties shall not be liable for losses due to theft, vandalism, or like causes.  Tenant shall defend, indemnify, and hold Landlord and the Landlord Parties harmless from any such claims made by any employee, licensee, invitee, contractor, agent or other person whose presence in, on or about the Premises or the Project is attendant to the business of Tenant.

ARTICLE 14

INSURANCE

(jj) Tenant's Insurance.  Tenant, shall at all times during the Term of this Lease commencing on the Rent Commencement Date, and at its own cost and expense, procure and continue in force the following insurance coverage:  (i) Commercial General Liability Insurance, written on an occurrence basis, with a combined single limit for bodily injury and property damages of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the annual aggregate, with a Five Million Dollar ($5,000,000) umbrella coverage policy, including products liability coverage if applicable, owners and contractors protective coverage during the construction of any improvements or Alterations only, host liquor liability coverage, and limited contractual liability coverage including both oral and written contracts, and personal injury coverage, covering the insuring provisions of this Lease; (ii) a policy of standard fire, extended coverage and special extended coverage insurance (special form), including a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage where sprinklers are provided in an amount equal to the full replacement value new without deduction for depreciation of all (A) Original Improvements (not including main or Building core systems that are designed to serve other portions of the Building other than the Premises), Tenant Improvements, Alterations, fixtures and other improvements in the Premises, including but not limited to all mechanical, plumbing, heating, ventilating, air conditioning, electrical, telecommunication and other equipment, systems and facilities, and (B) to the extent not already covered under the preceding clause (A), trade fixtures, furniture, equipment and other personal property installed by or at the expense of Tenant; (iii) Worker's Compensation coverage with statutory limits required by the state law and Employer's Liability Insurance of $1,000,000, and scheduled to the umbrella/excess liability insurance policy; (iv) business interruption, loss of income and extra expense insurance covering any failure or interruption of Tenant's business equipment (including telecommunications equipment) sufficient to cover a period of interruption of not less than three (3) months; and (v) commercial auto liability insurance (if applicable) covering automobiles owned, hired or used by Tenant in carrying on its business with limits not less than $1,000,000 combined single limit for each accident, and scheduled to the umbrella/excess liability insurance policy.  Tenant shall carry and maintain during the entire Term (including any option periods, if applicable), at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 14 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably required by Landlord and which are consistent with the practices of landlords of Comparable Buildings.

(kk) Form of Policies.  The aforementioned minimum limits of policies and Tenant's procurement and maintenance thereof shall in no event limit the liability of Tenant hereunder.  The Commercial General Liability Insurance policy shall name Landlord, the Landlord Parties, Landlord's property manager, Landlord's lender(s) and such other persons or firms as Landlord specifies in writing to Tenant from time to time, as additional insureds.  All such insurance policies carried by Tenant shall be with companies having a rating of not less than A‑VIII in Best's Insurance Guide.  Prior to taking occupancy of the Premises (whether for the installation of Tenant's furniture, trade fixtures, data and telephone cabling, and equipment or otherwise), Tenant shall furnish to Landlord, from the insurance companies, or cause the insurance companies to furnish, certificates of coverage.  The deductible under each such policy shall be reasonably acceptable to Landlord. No such policy shall be cancelable for non‑payment of premium except after ten (10) days prior written notice to Landlord by the insurer.  Tenant's Commercial General Liability Insurance policy shall be endorsed to agree that Tenant's policy is primary and that any insurance carried by Landlord is excess and not contributing with any Tenant insurance requirement hereunder.  Tenant shall, at least five (5) days prior to the expiration of such policies, furnish Landlord with renewals or binders.  Tenant agrees that if Tenant does not take out and maintain such insurance or furnish Landlord with renewals or binders in a timely manner, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge Tenant the cost thereof, which amount shall be payable by Tenant upon demand with interest (at the rate set forth in Section 20(e) below) from the date such sums are expended.  Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant, provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

(ll) Landlord's Insurance.  Landlord shall, as a cost to be included in Operating Costs, procure and maintain at all times during the Term of this Lease, a policy or policies of insurance covering loss or damage to the Project in the amount of the full replacement costs without deduction for depreciation thereof, providing protection against all perils included within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage, and special extended coverage on the building.  Additionally, Landlord may, but shall not be obligated to carry:  (i) Bodily Injury and Property Damage Liability Insurance and/or Excess Liability Coverage

Insurance; and (ii) Earthquake and/or Flood Damage Insurance; and (iii) Rental Income Insurance; and (iv) any other forms of insurance Landlord may deem appropriate or any lender may require.  The costs of all insurance carried by Landlord shall be included in Operating Costs.

(mm) Waiver of Subrogation.  Landlord and Tenant each agree to require their respective insurers issuing the insurance described in Sections 14(a)(ii), 14(a)(iv) and the first sentence of Section 14(c), waive any rights of subrogation that such companies may have against the other party.  Tenant hereby waives any right that Tenant may have against Landlord and Landlord hereby waives any right that Landlord may have against Tenant as a result of any loss or damage to the extent such loss or damage is insurable under such policies.

(nn) Compliance with Law.  Tenant agrees that it will not, at any time, during the Term of this Lease, carry any stock of goods or do anything in or about the Premises that will in any way tend to increase the insurance rates upon the Project.  Tenant agrees to pay Landlord forthwith upon demand the amount of any increase in premiums for insurance that may be carried during the Term of this Lease, or the amount of insurance to be carried by Landlord on the Project resulting from the foregoing, or from Tenant doing any act in or about the Premises that does so increase the insurance rates, whether or not Landlord shall have consented to such act on the part of Tenant.  If Tenant installs upon the Premises any electrical equipment which causes an overload of electrical lines of the Premises, Tenant shall at its own cost and expense, in accordance with all other Lease provisions (specifically including, but not limited to, the provisions of Articles 9, 10 and 11 hereof), make whatever changes are necessary to comply with requirements of the insurance underwriters and any governmental authority having jurisdiction thereover, but nothing herein contained shall be deemed to constitute Landlord's consent to such overloading.  Tenant shall, at its own expense, comply with all insurance requirements applicable to the Premises including, without limitation, the installation of fire extinguishers or an automatic dry chemical extinguishing system.

ARTICLE 15

ASSIGNMENT AND SUBLETTING

(oo) Landlord's Consent.  Except as set forth below in Section 15(c), Tenant shall have no power to, either voluntarily, involuntarily, by operation of law or otherwise, sell, assign, transfer or hypothecate this Lease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be used or occupied by anyone other than Tenant or Tenant's employees without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  If Tenant is a corporation, unincorporated association, partnership or limited liability company (other than a corporation whose stock is publicly traded), the sale, assignment, transfer or hypothecation of any class of stock or other ownership interest in such corporation, association, partnership or limited liability company in excess of fifty percent (50%) in the aggregate shall be deemed a Transfer within the meaning and provisions of this Article 15.  Tenant acknowledges that the limitations on assignment and subletting contained in this Article 15 are expressly authorized by California Civil Code Section 1995.010 et seq., and are fully enforceable by Landlord against Tenant.  As such, Tenant may transfer its interest pursuant to this Lease only as set forth in Section 15(c) below or upon the following express conditions, which conditions are agreed by Landlord and Tenant to be reasonable:

(i) That the proposed Transferee (as hereafter defined) shall be subject to the prior written consent of Landlord, which consent will not be unreasonably withheld conditioned or delayed, but, without limiting the generality of the foregoing, it shall be reasonable for Landlord to deny such consent if:

(A) The use to be made of the Premises by the proposed Transferee is not permitted under this Lease;
(B) The financial responsibility of the proposed Transferee is not sufficient, given the responsibilities to be performed by the Transferor, as reasonably determined by Landlord;
(C) The proposed Transferee is either a governmental agency or instrumentality thereof;

(D) Either the proposed Transferee or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed Transferee (A) occupies space in the Project at the time of the request for consent, or (B) is negotiating with Landlord or has negotiated with Landlord during the six (6) month period immediately preceding the date of the proposed Transfer, to lease space in the Project; or

(E) Upon Tenant's submission of a request for Landlord's consent to any such Transfer, Tenant shall pay to Landlord Landlord's then standard processing fee (not to exceed One

Thousand Dollars ($1,000.00)), plus Landlord's reasonable attorneys' fees and costs incurred in connection with the proposed Transfer (not to exceed Four Thousand Dollars ($4,000.00) for a Transfer that constitutes a standard assignment or sublease of the type that landlords of Comparable Buildings are asked to consider in the ordinary course of business, which shall include, without limitation, the review of documentation on no more than three (3) occasions) (i.e., Landlord is asked to prepare and/or review the proposed documentation for one (1) transaction no more than three (3) times);

(F) That the proposed Transferee shall execute an agreement pursuant to which it shall agree to perform faithfully and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to that portion of the Premises so transferred; and

(G) That an executed duplicate original of said assignment and assumption agreement or other Transfer on a form reasonably approved by Landlord, shall be delivered to Landlord within five (5) days after the execution thereof, and that such Transfer shall not be binding upon Landlord until the delivery thereof to Landlord and the execution and delivery of Landlord's consent thereto.

(ii) Transfer; Transfer Premium.  It shall be a condition to Landlord's consent to any subleasing, assignment or other transfer of part or all of Tenant's interest in the Premises ("Transfer") that (i) upon Landlord's consent to any Transfer, Tenant shall pay and continue to pay fifty percent (50%) of any Transfer Premium (defined below), received by Tenant from the transferee; (ii) any sublessee of part or all of Tenant's interest in the Premises shall agree that in the event Landlord gives such sublessee notice that Tenant is in default under this Lease, such sublessee shall thereafter make all sublease or other payments directly to Landlord, which will be received by Landlord without any liability whether to honor the sublease or otherwise (except to credit such payments against sums due under this Lease), and any sublessee shall agree to attorn to Landlord or its successors and assigns at their request should this Lease be terminated for any reason, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (iii) any such consent shall be effected on forms supplied by Landlord and/or its legal counsel; (iv) Landlord may require that Tenant not then be in default hereunder in any respect beyond applicable notice and cure periods; and (v) Tenant or the proposed subtenant or assignee (collectively, "Transferee") shall agree to pay Landlord, upon demand, as Additional Rent, a sum equal to the additional commercially reasonable out‑of‑pocket costs, if any, incurred by Landlord for maintenance and repair as a result of any change in the nature of occupancy caused by such subletting or assignment.  "Transfer Premium" shall mean all rent, Additional Rent or other consideration payable by a Transferee in connection with a Transfer in excess of the Base Rent and Direct Costs payable by Tenant under this Lease during the term of the Transfer, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free base rent reasonably provided to the Transferee, and (iii) any brokerage commissions, attorneys’ fees and tenant improvement costs in connection with the Transfer.  If such Transfer is for less than all of the Premises, the Transfer Premium shall be calculated on a rentable square foot basis.  The calculation of Transfer Premium shall also include, but not be limited to, key money, bonus money or other cash consideration paid by a Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to the Transferee and any payment in excess of fair market value for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to the Transferee in connection with such Transfer.  For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

(iii) Effect of Transfer.  Any Transfer of this Lease which is not in compliance with the provisions of this Article 15 shall be voidable by written notice from Landlord and shall, at the option of Landlord, terminate this Lease.  In no event shall the consent by Landlord to any Transfer be construed as relieving Tenant or any Transferee from obtaining the express written consent of Landlord to any further Transfer, or as releasing Tenant from any liability or obligation hereunder whether or not then accrued and Tenant shall continue to be fully liable therefor.  No collection or acceptance of rent by Landlord from any person other than Tenant shall be deemed a waiver of any provision of this Article 15 or the acceptance of any Transferee hereunder, or a release of Tenant (or of any Transferee of Tenant).  Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Article 15 or otherwise has breached or acted unreasonably under this Article 15, their sole remedies shall be a declaratory judgment and an injunction for the relief sought without any monetary damages, and Tenant hereby waives all other remedies, including, without limitation, any right at law or equity to terminate this Lease, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee.

(pp) Landlord's Recapture Right.  Notwithstanding anything to the contrary contained in this Article 15, Landlord shall have the option, by giving written notice to Tenant ("Landlord's Recapture Notice") within twenty (20) days after Landlord's receipt of a request for consent to a proposed Transfer, to terminate this Lease as to the portion of the Premises that is the subject of the proposed Transfer (hereinafter, the "Recapture Space"); provided that the Recapture Space consists of at least a full floor of the Building.  If this Lease is so terminated with respect to less than the entire Premises, the Base Rent and Tenant's Proportionate Share shall be prorated based on the number of rentable square feet retained by Tenant as compared to the total number of rentable square feet previously contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same. Tenant shall reimburse Landlord for all commercially reasonable costs incurred by Landlord in connection with separately demising the Recapture Space separate and apart from the remainder of the Premises, including, without limitation, all ductwork, systems work, demising wall installation, encapsulation or capping off of any internal stairwells and compliance with governmental requirements relating thereto ("Landlord's Recapture Costs").  Tenant shall reimburse Landlord for Landlord's Recapture Costs within three (3) business days following written demand therefor from Landlord.  The effective date of any such termination shall be set forth in Landlord's Recapture Notice.

(qq) Deemed Consent Transfers.  Notwithstanding anything to the contrary contained in this Lease, (A) an assignment or subletting of all or a portion of the Premises to an "Affiliate" of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant as of the date of the assignment or subletting), (B) an assignment of Tenant's interest in this Lease to an entity which acquires all or substantially all of the stock or assets of Tenant and has a "Tangible Net Worth" (i.e. net worth, excluding intangibles such as intellectual property and goodwill) substantially equal to or greater than that of Tenant immediately prior to such assignment, or (C) an assignment of the Lease to an entity which is the resulting or surviving entity of a merger or consolidation of Tenant during the Lease Term and has Tangible Net Worth substantially equal to or greater than that of Tenant immediately prior to such assignment, shall not be deemed a Transfer requiring Landlord's consent under this Article 15 or triggering Landlord's rights under Section 15(b), above (any such assignee or sublessee described in items (A) through (C) of this Section 15(c) hereinafter referred to as a "Permitted Transferee"), provided that (i) Tenant shall notify Landlord at least five (5) business days prior to the effective date of any such assignment or sublease (unless such prior notice is prohibited by applicable law or the terms of an applicable confidentiality agreement, in which event Tenant shall notify Landlord as soon as permissible) and promptly supplies Landlord with any documents or information reasonably requested by Landlord regarding such transfer or transferee as set forth above, (ii) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease, and (iii) no assignment relating to this Lease, whether with or without Landlord's consent, shall relieve Tenant from any liability under this Lease, and, in the event of an assignment of Tenant's entire interest in this Lease, the liability of Tenant and such transferee shall be joint and several.  An assignee of Tenant's entire interest in this Lease who qualifies as a Permitted Transferee may also be referred to herein as a "Permitted Transferee Assignee".  "Control", as used in this Section 15(c), shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.

ARTICLE 16

DAMAGE OR DESTRUCTION

If the Project is damaged by fire or other insured casualty and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises or the Project, the damage shall be repaired by Landlord to the extent such insurance proceeds are available therefor and provided such repairs can, in Landlord's sole opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord, without the payment of overtime or other premiums, and until such repairs are completed rent shall be abated in proportion to the part of the Premises which is unusable by Tenant in the conduct of its business (but there shall be no abatement of rent by reason of any portion of the Premises being unusable for a period equal to one (1) day or less).  However, if the damage is due to the fault or neglect of Tenant, its employees, agents, contractors, guests, invitees and the like, there shall be no abatement of rent, unless and to the extent Landlord receives rental income insurance proceeds.  Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Section 14(a)(ii)(A) above; provided, however, that if the cost of repair of improvements within the Premises by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as so assigned by Tenant, such excess costs shall be paid by Tenant to Landlord prior to Landlord's repair of such damage.  If repairs cannot, in Landlord's opinion, be completed within two hundred seventy (270) days after the necessity for repairs as a result of such damage becomes known to Landlord without the payment of overtime or other premiums, Landlord may, at its option, either (i) make such repairs in a reasonable time and in such event this Lease shall continue in effect and the Base Rent shall be abated, if at all, in the manner provided in this Article 16, or (ii) elect not to effect such repairs and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after Landlord learns of the necessity for repairs as a result of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises but Landlord shall not be entitled to terminate this Lease unless Landlord is also, at the same time, terminating all or substantially all other similarly situated tenancies in the Building.  In addition, Landlord may elect to terminate this Lease if the Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, if the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies.  Finally, if the Premises or the Project is damaged to any substantial extent during the last twelve (12) months of the Term, then notwithstanding anything contained in this Article 16 to the contrary, Landlord and Tenant shall each have the option to terminate this Lease by giving written notice to the other party of the exercise of such option within sixty (60) days after Landlord or Tenant (as applicable) learns of the necessity for repairs as the result of such damage; provided, however, Tenant shall only have the right to terminate this Lease if the damage renders the Premises unusable by Tenant (and the Premises is not actually used by Tenant).  A total destruction of the Project shall automatically terminate this Lease.  Except as provided in this Article 16, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from such damage or destruction or the making of any repairs, alterations or improvements in or to any portion of the Project or the Premises or in or to fixtures, appurtenances and equipment therein.  Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, trade fixtures or equipment, and that Landlord shall not be obligated to repair any damage thereto or replace the same.  Tenant acknowledges that Tenant shall have no right to any proceeds of insurance carried by Landlord relating to property damage.  With respect to any damage which Landlord is obligated to repair or elects to repair, Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases its rights under the provisions of Sections 1932 and 1933 of the California Civil Code.

ARTICLE 17

SUBORDINATION

This Lease is subject to and Tenant agrees to comply with all matters of record affecting the Real Property.  This Lease is also subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which affect the Real Property, as well as all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, if the lessor under any such lease or the holder or holders of any such mortgage or deed of trust shall advise Landlord that they desire or require this Lease to be prior and superior thereto, upon written request of Landlord to Tenant, Tenant agrees to promptly execute, acknowledge and deliver any and all commercially reasonable documents or instruments which Landlord or such lessor, holder or holders reasonably deem necessary or desirable for purposes thereof.  Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Project or the property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof; provided, however, that Landlord obtains from the lender or other party in question a written undertaking in favor of Tenant to the effect that such lender or other party will not disturb Tenant's right of possession under this Lease if Tenant is not then or thereafter in breach of any covenant or provision of this Lease.  Tenant agrees, within ten (10) days after Landlord's written request therefor, to execute, acknowledge and deliver upon request any and all commercially reasonable documents or instruments requested by Landlord or necessary or proper to assure the subordination of this Lease to any such mortgages, deed of trust, or leasehold estates provided that such documents or instruments provide that Tenant's occupancy shall not be disturbed so long as Tenant timely pays the Rent and otherwise is not in default under this Lease (hereinafter, a "SNDA").  Tenant agrees that in the event any proceedings are brought for the foreclosure of any mortgage or deed of trust or any deed in lieu thereof, to attorn to the purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof as so requested to do so by such purchaser and to recognize such purchaser as the lessor under this Lease; Tenant shall, within five (5) days after its receipt of written request execute such further commercially reasonable instruments or assurances as such purchaser may reasonably deem necessary to evidence or confirm such attornment.  Tenant agrees to provide copies of any notices of Landlord's default under this Lease to any mortgagee or deed of trust beneficiary whose address has been provided to Tenant and Tenant shall provide such mortgagee or deed of trust beneficiary a commercially reasonable time after receipt of such notice within which to cure any such default.  Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

Notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to obtain an SNDA from any future holder of a mortgage or deed of trust for the Building, at Tenant's cost, but Landlord's failure to do so shall not be a default under this Lease.

ARTICLE 18

EMINENT DOMAIN

If the whole or a material part of the Premises or the Project or so much thereof as to render the balance unusable by Tenant or access thereto shall be taken under power of eminent domain, or is sold,

transferred or conveyed in lieu thereof, this Lease shall automatically terminate as of the date of such condemnation, or as of the date possession is taken by the condemning authority, at Landlord's option.  No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and trade fixtures belonging to Tenant and removable by Tenant at the expiration of the Term hereof as provided hereunder or for the interruption of, or damage to, Tenant's business.  In the event of a partial taking described in this Article 18, or a sale, transfer or conveyance in lieu thereof, which does not result in a termination of this Lease, the rent shall be apportioned according to the ratio that the part of the Premises remaining useable by Tenant bears to the total area of the Premises.  Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

ARTICLE 19

DEFAULT

Each of the following acts or omissions of Tenant or of any guarantor of Tenant's performance hereunder, or occurrences shall constitute an "Event of Default":

(rr) Failure or refusal to pay Base Rent, Additional Rent or any other amount to be paid by Tenant to Landlord hereunder when due unless such failure is cured within five (5) business days after notice that the same is due or payable hereunder; said five (5) business day period shall be in lieu of, and not in addition to, the notice requirements of Section 1161 of the California Code of Civil Procedure or any similar or successor law;

(ss) Except as set forth in items (a) above and (c) through and including (g) below, failure to perform or observe any other covenant or condition of this Lease to be performed or observed within thirty (30) days following written notice to Tenant of such failure; provided, however, that if the nature of Tenant's obligation is such that more than thirty (30) days are required for performance, then Tenant shall not be in default if Tenant commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion;

(tt) Abandonment (as defined by applicable Legal Requirements) of the Premises or any significant portion thereof;
(uu) The taking in execution or by similar process or law (other than by eminent domain) of the estate hereby created;

(vv) The filing by Tenant or any guarantor hereunder in any court pursuant to any statute of a petition in bankruptcy or insolvency or for reorganization or arrangement for the appointment of a receiver of all or a portion of Tenant's property; the filing against Tenant or any guarantor hereunder of any such petition, or the commencement of a proceeding for the appointment of a trustee, receiver or liquidator for Tenant, or for any guarantor hereunder, or of any of the property of either, or a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any guarantor hereunder, if such proceeding shall not be dismissed or trusteeship discontinued within thirty (30) days after commencement of such proceeding or the appointment of such trustee or receiver; or the making by Tenant or any guarantor hereunder of an assignment for the benefit of creditors.  Tenant hereby stipulates to the lifting of the automatic stay in effect and relief from such stay for Landlord in the event Tenant files a petition under the United States Bankruptcy laws, for the purpose of Landlord pursuing its rights and remedies against Tenant and/or a guarantor of this Lease;

(ww) Tenant's failure to cause to be released any mechanics liens filed against the Premises or the Project within twenty (20) days after the date the same shall have been filed or recorded; or
(xx) Tenant's failure to observe or perform according to the provisions of Articles 7, 14, 17, 25 or 28 within five (5) business days after notice from Landlord;

All defaults by Tenant of any covenant or condition of this Lease shall be deemed by the parties hereto to be material.

ARTICLE 20

REMEDIES

(yy) Upon the occurrence of an Event of Default under this Lease as provided in Article 19 hereof, Landlord may exercise all of its remedies as may be permitted by law, including but not limited to the remedy provided by Section 1951.4 of the California Civil Code, and including without limitation, terminating this Lease, reentering the Premises and removing all persons and property therefrom, which property may be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.  If Landlord elects to terminate this Lease, then subject to the terms of Section 20(h) below, Landlord shall be entitled to recover from Tenant the aggregate of all amounts permitted by law, including but not limited to (i) the worth at the time of award of the amount of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, tenant improvement expenses, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.  The term "rent" as used in this Section 20(a) shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in items (i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the rate set forth in item (e), below, but in no case greater than the maximum amount of such interest permitted by law.  As used in item (iii), above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(zz) Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification for liability or liabilities arising prior to the termination of this Lease for personal injuries or property damage under the indemnification clause or clauses contained in this Lease.

(aaa) Notwithstanding anything to the contrary set forth herein, Landlord's re-entry to perform acts of maintenance or preservation of or in connection with efforts to relet the Premises or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and effect and Landlord may enforce all of Landlord's rights and remedies hereunder including, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(bbb) All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord by law, and the exercise of one or more rights or remedies shall not impair Landlord's right to exercise any other right or remedy.

(ccc) Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the lower of eighteen percent (18%) per annum or the maximum lawful rate of interest from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.  In addition to such interest:  (i) if Rent is not paid on or before the fifth (5th) day of the calendar month for which the same is due, a late charge equal to seven percent (7%) of the amount overdue or $100, whichever is greater, shall be immediately due and owing and shall accrue for each calendar month or part thereof until such rental, including the late charge, is paid in full, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment and (ii) an additional charge of $25 shall be assessed for any check given to Landlord by or on behalf of Tenant which is not honored by the drawee thereof; which damages include Landlord's additional administrative and other costs associated with such late payment and unsatisfied checks and the parties agree that it would be impracticable or extremely difficult to fix Landlord's actual damage in such event; provided, however, with regard to the first failure by Tenant to pay any amount within five (5) days of when due in any twelve (12) month period, Landlord will waive such late charge to the extent Tenant cures such failure within five (5) business days following Tenant's receipt of written notice from Landlord that the same was not received when due.  Such charges for interest and late payments and unsatisfied checks are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's rights or remedies under any other provision of this Lease.

(ddd) Landlord shall not be in default under this Lease unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice is delivered by Tenant to Landlord and to the holder of any mortgages or deeds of trust (collectively, "Lender") covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying the obligation which Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord or Lender commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

(eee) In the event of any default, breach or violation of Tenant’s rights under this Lease by Landlord, Tenant’s exclusive remedies shall be an action for specific performance or action for actual damages. Without limiting any other waiver by Tenant which may be contained in this Lease, Tenant hereby waives the benefit of any law granting it the right to perform Landlord’s obligation, or the right to terminate this Lease on account of any Landlord default.

(fff) Notwithstanding anything to the contrary set forth elsewhere in this Lease, or any other documents between Landlord and Tenant pertaining to the transaction described in this Lease, if Landlord is exercising its remedies under this Lease due solely to an Event of Default arising from an assignment by Tenant of its interest in this Lease without obtaining Landlord's consent as required under Article 15 above, or as such consent may be required elsewhere in this Lease (a "Limited Remedy Event of Default"), the aggregate amount that Tenant shall be required to pay to Landlord from and after the date of the occurrence of such Limited Remedy Event of Default (the "Occurrence Date") shall be limited to the sum of (i) any amounts of Base Rent that are due and payable or have accrued under this Lease through the Occurrence Date; plus (ii) the present value as of the Occurrence Date, discounted at the annual rate of five percent (5%), of all Base Rent due and payable for the unexpired portion of the Lease Term from and after the Occurrence Date, as if this Lease had not expired or been terminated; plus (iii) any amounts of Additional Rent that are due and payable or have accrued under this Lease through the Occurrence Date; plus (iv) any amounts of Additional Rent that are due and payable or have accrued under this Lease after the Occurrence Date while Tenant remains in possession of the Premises after any Limited Remedy Event of Default, that relate to insurance, utilities, repairs, maintenance, environmental maintenance, remediation and compliance and other routine and customary costs and expenses of operating and maintaining the Premises.  For the avoidance of doubt, except as expressly set forth above in this Section 20(h), no additional reimbursement for any unpaid damages caused solely by a Limited Remedy Event of Default may be claimed by Landlord under any other provision of this Lease or any other documents between Landlord and Tenant pertaining to the transaction described in this Lease. In the event of a conflict between the provisions of this Section 20(h) and any other provision of the Lease or any other documents between Landlord and Tenant pertaining to the transaction described in this Lease, the provisions contained in this Section 20(h) shall prevail.

ARTICLE 21

TRANSFER OF LANDLORD'S INTEREST

In the event of any transfer or termination of Landlord's interest in the Premises or the Project by sale, assignment, transfer, foreclosure, deed-in-lieu of foreclosure or otherwise whether voluntary or involuntary, Landlord shall be automatically relieved of any and all obligations and liabilities on the part of Landlord from and after the date of such transfer or termination, including furthermore without limitation, the obligation of Landlord under Article 4 and California Civil Code 1950.7 above to return the security deposit, provided said security deposit is transferred to said transferee and said transferee assumes in writing the obligations of Landlord under this Lease.  Tenant agrees to attorn to the transferee upon any such transfer and to recognize such transferee as the lessor under this Lease and Tenant shall, within five (5) days after request, execute such further commercially reasonable instruments or assurances as such transferee may reasonably deem necessary to evidence or confirm such attornment.

ARTICLE 22

BROKER

In connection with this Lease, Landlord and Tenant each warrants and represents that it has had dealings only with firm(s) set forth in Article 1.H. of the Basic Lease Provisions (collectively, "Brokers") and that it knows of no other person or entity who is or might be entitled to a commission, finder's fee or other like payment in connection herewith and does hereby indemnify and agree to hold the other party, and, its agents, members, partners, representatives, officers, affiliates, shareholders, employees, successors and assigns harmless from and against any and all loss, liability and expenses that such party may incur should such warranty and representation prove incorrect, inaccurate or false.  Landlord shall be solely responsible for paying all commissions owed to Brokers with respect to this Lease pursuant to separate written agreements between or among Landlord and Brokers.

ARTICLE 23

PARKING

Tenant shall have the right to rent from Landlord, commencing on the Rent Commencement Date, up to the number of unreserved parking passes set forth in Article 1.I. of the Basic Lease Provisions, which parking passes shall pertain to the parking facility serving the Project.  Tenant shall lose the right to rent any parking passes not rented by Tenant within the first six (6) months of the Rent Commencement Date, and any parking passes thereafter that Tenant ceases renting for a period of at least six (6) months; provided that Tenant may thereafter increase the number of parking passes rented by Tenant up to the number of unreserved parking passes set forth in Article 1.I. of the Basic Lease Provisions, upon sixty (60) days prior written notice to Landlord.  Tenant shall pay to Landlord for such parking passes the prevailing rate charged from time to time at the location of such parking passes.  The current prevailing rate is $300.00 per parking pass per vehicle per month.  The parking rent payable by Tenant hereunder may include taxes imposed on the use of the parking passes by any governmental or quasi-governmental authority.  Tenant's continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility to which the parking passes pertain, including any sticker or other identification system established by Landlord, Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations, and Tenant not being in default under this Lease.  Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of rent under this Lease, from time to time, temporarily close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements.  Landlord may delegate its responsibilities hereunder to a parking operator or a lessee of the parking facility in which case such parking operator or lessee shall have all the rights of control attributed hereby to the Landlord.  In addition, in order to promote the efficient operation of the parking facility, Landlord may utilize a valet service during such hours as Landlord deems necessary or desirable or Landlord may operate the Project parking facility (or any portion thereof) as a tandem or attendant assisted facility from time to time.  The parking passes rented by Tenant pursuant to this Article 23 are provided to Tenant solely for use by Tenant's own personnel and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord's prior approval.  Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking.  Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Project parking garage. At Landlord's request, Tenant shall cause its or any transferee's officers and employees using Tenant's parking passes to execute an agreement confirming the foregoing.

ARTICLE 24

WAIVER

No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision.  No provision of this Lease may be waived by Landlord, except by an instrument in writing executed by Landlord.  Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant, whether or not similar to the act so consented to or approved.  No act or thing done by Landlord or Landlord's agents during the Term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.  The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.  Any payment by Tenant or receipt by Landlord of an amount less than the total amount then due hereunder shall be deemed to be in partial payment only thereof and not a waiver of the balance due or an accord and satisfaction, notwithstanding any statement or endorsement to the contrary on any check or any other instrument delivered concurrently therewith or in reference thereto.  Accordingly, Landlord may accept any such amount and negotiate any such check without prejudice to Landlord's right to recover all balances due and owing and to pursue its other rights against Tenant under this Lease, regardless of whether Landlord makes any notation on such instrument of payment or otherwise notifies Tenant that such acceptance or negotiation is without prejudice to Landlord's rights.

ARTICLE 25

ESTOPPEL CERTIFICATE

Tenant shall, at any time and from time to time, upon not less than ten (10) business days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (the "Estoppel Certificate") certifying the following information, (but not limited to the following information in the event further information is reasonably requested by Landlord): (i) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as modified, is in full force and effect); (ii) the dates to which the rental and other charges are paid in advance, if any; (iii) the amount of Tenant's security deposit, if any; and (iv) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no events or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events or conditions, if any are claimed.  It is expressly understood and agreed that any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the Real Property.  Tenant's failure to deliver such statement within such time shall constitute an admission by Tenant that all statements contained therein are true and correct.

ARTICLE 26

LIABILITY OF LANDLORD

Notwithstanding anything in this Lease to the contrary, any remedy of Tenant for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder or any claim, cause of action or obligation, contractual, statutory or otherwise by Tenant against Landlord or the Landlord Parties concerning, arising out of or relating to any matter relating to this Lease and all of the covenants and conditions or any obligations, contractual, statutory, or otherwise set forth herein, shall be limited solely and exclusively to an amount which is equal to the lesser of (i) the interest of Landlord in and to the Project, and (ii) the interest Landlord would have in the Project if the Project were encumbered by third party debt in an amount equal to sixty percent (60%) of the then current fair market value of the Project (as such value is reasonably determined by Landlord).  No other property or assets of Landlord or any Landlord Party shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, Landlord's obligations to Tenant, whether contractual, statutory or otherwise, the relationship of Landlord and Tenant hereunder, or Tenant's use or occupancy of the Premises.

ARTICLE 27

INABILITY TO PERFORM

Except as expressly set forth in this Lease, this Lease and the obligations of Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such inability or delay is caused by reason of any prevention, delay, stoppage due to strikes, lockouts, acts of God, acts of terrorism, or any other cause previously, or at such time, beyond the reasonable control or anticipation of Landlord (collectively, a "Force Majeure") and Landlord's obligations under this Lease shall be forgiven and suspended by any such Force Majeure.

ARTICLE 28

HAZARDOUS WASTE

(ggg) Tenant shall not cause or permit any Hazardous Material (as defined in Section 28(d) below) to be brought, kept or used in or about the Project by Tenant, its agents, employees, contractors, or invitees, other than Universal Waste (as defined in Section 28(f) below) on the Premises with respect to which Tenant is a Generator (as defined in Section 28(g) below) or Producer (as defined in Section 28(g) below). Tenant shall be responsible, at its sole expense, for disposing of or causing to be disposed of all Universal Waste brought, kept or used in or about the Project by Tenant or any Tenant Parties in accordance with Chapter 23 of Title 22 of the California Code of Regulations.  Tenant indemnifies Landlord and the Landlord Parties from and against any breach by Tenant of the obligations stated in the preceding two sentences, and agrees to defend and hold Landlord and the Landlord Parties harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Project, damages for the loss or restriction or use of rentable or usable space or of any amenity of the Project, damages arising from any adverse impact or marketing of space in the Project, and sums paid in settlement of claims, attorneys' fees and costs, consultant fees, and expert fees) which arise during or after the Term of this Lease as a result of such breach.  This indemnification of Landlord and the Landlord Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state, or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Project.  Without limiting the foregoing, if the presence of any Hazardous Material on the Project caused or permitted by Tenant results in any contamination of the Project, then subject to the provisions of Articles 9, 10 and 11 hereof, Tenant shall promptly take all actions at its sole expense as are necessary to return the Project to the condition existing prior to the introduction of any such Hazardous Material and the contractors to be used by Tenant for such work must be approved by Landlord, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Project and so long as such actions do not materially interfere with the use and enjoyment of the Project by the other tenants thereof; provided however, Landlord shall also have the right, by written notice to Tenant, to directly undertake any such mitigation efforts with regard to Hazardous Materials in or about the Project due to Tenant's breach of its obligations pursuant to this Section 28(a), and to charge Tenant, as Additional Rent, for the costs thereof.

(hhh) Landlord and Tenant acknowledge that Landlord may become legally liable for the costs of complying with Laws (as defined in Section 28(e) below) relating to Hazardous Material which are not the responsibility of Landlord or the responsibility of Tenant, including the following:  (i) Hazardous Material present in the soil or ground water on the Project of which Landlord has no knowledge as of the effective date of this Lease; (ii) a change in Laws which relate to Hazardous Material which make that Hazardous Material which is present on the Real Property as of the effective date of this Lease, whether known or unknown to Landlord, a violation of such new Laws; (iii) Hazardous Material that migrates, flows, percolates, diffuses, or in any way moves on to, or under, the Project after the effective date of this Lease; or Hazardous Material present on or under the Project as a result of any discharge, dumping or spilling (whether accidental or otherwise) on the Project by other lessees of the Project or their agents, employees, contractors, or invitees, or by others.  Accordingly, Landlord and Tenant agree that the cost of complying with Laws relating to Hazardous Material on the Project for which Landlord is legally liable and which are paid or incurred by Landlord shall be an Operating Cost (and Tenant shall pay Tenant's Proportionate Share thereof in accordance with Article 3) unless the cost of such compliance as between Landlord and Tenant, is made the responsibility of Tenant pursuant to Section 28(a) above or is otherwise excluded pursuant to Article 3 above.  To the extent any such Operating Cost relating to Hazardous Material is subsequently recovered or reimbursed through insurance, or recovery from responsible third parties or other action, Tenant shall be entitled to a proportionate reimbursement to the extent it has paid its share of such Operating Cost to which such recovery or reimbursement relates.

(iii) It shall not be unreasonable for Landlord to withhold its consent to any proposed Transfer if (i) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment, or disposal of Hazardous Material; (ii) the proposed Transferee has been required by any prior landlord, lender, or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such Transferee's actions or use of the property in question; or (iii) the proposed Transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal, or storage of a Hazardous Material.

(jjj) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government.  The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as "Hazardous Waste," "Extremely Hazardous Waste," or "Restricted Hazardous Waste" under Sections 25115, 25117 or 25122.7, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) defined as a "Hazardous Substance" under Section 25316 of the California Health and Safety Code, Division 20, Chapter 6.8 (Carpenter-Presley-Tanner Hazardous Substance Account Act), (iii) defined as a "Hazardous Material," "Hazardous Substance," or "Hazardous Waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Materials Release Response Plans and Inventory), (iv) defined as a "Hazardous Substance" under Section 25281 of the California Health and Safety Code, Division 20, Chapter 6.7 (Underground Storage of Hazardous Substances), (v) petroleum, (vi) asbestos, (vii) regulated by Section 26100 et seq. of the California Health and Safety Code, Division 20, Chapter 18 (Toxic Mold Protection Act of 2001), (viii) listed under Article 9 or defined as Hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ix) designated as a "Hazardous Substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. § 1317), (x) defined as a "Hazardous Waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (42 U.S.C. § 6903), or (xi) defined as a "Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (42 U.S.C. § 9601).

(kkk) As used herein, the term "Laws" means any applicable federal, state or local law, ordinance, or regulation relating to any Hazardous Material affecting the Project, including, without limitation, the laws, ordinances, and regulations referred to in Section 28(d) above.

(lll) As used herein, the term "Universal Waste" means any substance defined as Universal Waste pursuant to Section 66273.9 of Title 22 of the California Code of Regulations.
(mmm) As used herein, the term "Generator" or "Producer" of Universal Waste is defined pursuant to Section 66273.9 of Title 22 of the California Code of Regulations.

ARTICLE 29

SURRENDER OF PREMISES; REMOVAL OF PROPERTY

(nnn) The voluntary or other surrender of this Lease by Tenant to Landlord, or a mutual termination hereof, shall not work a merger, and shall at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies affecting the Premises.

(ooo) Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease, Tenant shall quit and surrender possession of the Premises to Landlord in good order and condition, reasonable wear and tear, condemnation and casualty which are not Tenant's obligation to repair hereunder and repairs which are Landlord's obligation excepted, and shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, all furniture, equipment, business and trade fixtures, free-standing cabinet work, moveable partitioning, telephone and data cabling and other articles of personal property in the Premises, except to the extent (i) Landlord elects by notice to Tenant to exercise its option to have any subleases or subtenancies assigned to it, and/or (ii) Landlord elects by notice to Tenant not to require Tenant to remove any data cabling servicing the Premises (in which event Tenant shall pay to Landlord the actual but reasonable cost incurred by Landlord in connection with removing said data cabling).  Tenant shall be responsible for the cost to repair all damage to the Premises resulting from the removal of any of such items from the Premises, provided that Landlord shall have the right to either (I) cause Tenant to perform said repair work, or (II) perform said repair work itself, at Tenant's expense (with any such reasonable costs incurred by Landlord to be reimbursed by Tenant to Landlord within thirty (30) business days following written demand therefor from Landlord).

(ppp) Whenever Landlord shall reenter the Premises as provided in Article 20 hereof, or as otherwise provided in this Lease, any property of Tenant not removed by Tenant upon the expiration of the Term of this Lease (or within forty-eight (48) hours after a termination by reason of Tenant's default), as provided in this Lease, shall be considered abandoned and Landlord may remove any or all of such items and dispose of the same in any manner or store the same in a public warehouse or elsewhere for the account and at the expense and risk of Tenant, and if Tenant shall fail to pay the cost of storing any such property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property at public or private sale, in such manner and at such times and places as Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant, for the payment of all or any part of such charges or the removal of any such property, and shall apply the proceeds of such sale as follows:  first, to the cost and expense of such sale, including reasonable attorneys' fees and costs for services rendered; second, to the payment of the cost of or charges for storing any such property; third, to the payment of any other sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and fourth, the balance, if any, to Tenant.

(qqq) Subject to Section 9(g) above, all fixtures, Original Improvements, Tenant Improvements, Alterations and/or appurtenances attached to or built into the Premises prior to or during the Term, whether by Landlord or Tenant and whether at the expense of Landlord or Tenant, or of both, shall be and remain part of the Premises and shall not be removed by Tenant at the end of the Term unless otherwise expressly provided for in this Lease.  Such fixtures, Original Improvements, Tenant Improvements, Alterations and/or appurtenances shall include but not be limited to:  all floor coverings, drapes, paneling, built-in cabinetry, molding, doors, vaults (including vault doors), plumbing systems, security systems, electrical systems, lighting systems, communication systems, all fixtures and outlets for the systems mentioned above and for all telephone, radio and television purposes, and any special flooring or ceiling installations.

ARTICLE 30

MISCELLANEOUS

(rrr) SEVERABILITY; ENTIRE AGREEMENT.  ANY PROVISION OF THIS LEASE WHICH SHALL PROVE TO BE INVALID, VOID, OR ILLEGAL SHALL IN NO WAY AFFECT, IMPAIR OR INVALIDATE ANY OTHER PROVISION HEREOF AND SUCH OTHER PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.  THIS LEASE AND THE EXHIBITS AND ANY ADDENDUM ATTACHED HERETO CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH REGARD TO TENANT'S OCCUPANCY OR USE OF ALL OR ANY PORTION OF THE PROJECT, AND NO PRIOR

AGREEMENT OR UNDERSTANDING PERTAINING TO ANY SUCH MATTER SHALL BE EFFECTIVE FOR ANY PURPOSE.  NO PROVISION OF THIS LEASE MAY BE AMENDED OR SUPPLEMENTED EXCEPT BY AN AGREEMENT IN WRITING SIGNED BY THE PARTIES HERETO OR THEIR SUCCESSOR IN INTEREST.  THE PARTIES AGREE THAT ANY DELETION OF LANGUAGE FROM THIS LEASE PRIOR TO ITS MUTUAL EXECUTION BY LANDLORD AND TENANT SHALL NOT BE CONSTRUED TO HAVE ANY PARTICULAR MEANING OR TO RAISE ANY PRESUMPTION, CANON OF CONSTRUCTION OR IMPLICATION INCLUDING, WITHOUT LIMITATION, ANY IMPLICATION THAT THE PARTIES INTENDED THEREBY TO STATE THE CONVERSE, OBVERSE OR OPPOSITE OF THE DELETED LANGUAGE.

(sss) Attorneys' Fees; Waiver of Jury Trial.

(i) In any action to enforce the terms of this Lease, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party reasonable attorneys' fees and costs incurred in such suit. Tenant shall also reimburse Landlord for all costs incurred by Landlord in connection with enforcing its rights under this Lease against Tenant following a bankruptcy by Tenant or otherwise, including without limitation, legal fees, experts’ fees and expenses, court costs and consulting fees.

(ii) Should Landlord, without fault on Landlord's part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or material furnished to or for Tenant or any such other person or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof and from all costs and expenses, including reasonable attorneys' fees and costs incurred by Landlord in connection with such litigation.

(iii) TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION SEEKING SPECIFIC PERFORMANCE OF ANY PROVISION OF THIS LEASE, FOR DAMAGES FOR ANY BREACH UNDER THIS LEASE, OR OTHERWISE FOR ENFORCEMENT OF ANY RIGHT OR REMEDY HEREUNDER.

(ttt) Time of Essence. Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease.

(uuu) Headings; Joint and Several.  The article headings contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof.  The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, the neuter shall include the masculine and feminine genders and the obligations herein imposed upon Tenant shall be joint and several as to each of the persons, firms or corporations of which Tenant may be composed.

(vvv) Reserved Area.  Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceiling of the Premises and the slab of the floor of the Project thereabove have not been demised hereby and the use thereof together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wiring and cabling leading through, under or above the Premises or throughout the Project in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Project are hereby excepted and reserved unto Landlord.

(www) NO OPTION.  THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PREMISES UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PREMISES IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND TENANT AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT.

(xxx) Use of Project Name; Improvements.  Tenant shall not be allowed to use the name, picture or representation of the Project, or words to that effect, in connection with any business carried on in the Premises or otherwise (except as Tenant's address) without the prior written consent of Landlord.  In the event that Landlord undertakes any additional improvements on the Real Property including but not limited to new construction or renovation or additions to the existing improvements, Landlord shall not be liable to Tenant for any noise, dust, vibration or interference with access to the Premises or disruption in Tenant's business caused thereby; provided, however, that Landlord shall use commercially reasonable efforts to minimize interference with Tenant's use of and access to the Premises in connection with the foregoing.

(yyy) Rules and Regulations.  Tenant shall observe faithfully and comply strictly with the rules and regulations ("Rules and Regulations") attached to this Lease as Exhibit C and made a part hereof, and such other non‑discriminatory Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Project, the facilities thereof, or the preservation of good order therein.  Landlord shall not be liable to Tenant for violation of any such Rules and Regulations, or for the breach of any covenant or condition in any lease by any other tenant in the Project.  A waiver by Landlord of any Rule or Regulation for any other tenant shall not constitute nor be deemed a waiver of the Rule or Regulation for this Tenant.

(zzz) Quiet Possession.  Upon Tenant's paying the Base Rent, Additional Rent and other sums provided hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire Term hereof, subject to all of the provisions of this Lease.

(aaaa) Rent. All payments required to be made hereunder to Landlord (other than the Security Deposit) shall be deemed to be rent, whether or not described as such.

(bbbb) Successors and Assigns.  Subject to the provisions of Article 15 hereof, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

(cccc) Notices.  Any notice required or permitted to be given hereunder shall be in writing and may be given by personal service evidenced by a signed receipt or sent by registered or certified mail, return receipt requested, or via overnight courier, and shall be effective upon proof of delivery, addressed to Tenant prior to Tenant’s taking possession of the Premises, at 500 Howard Street, Suite 300, San Francisco, CA 9410, Attn:  General Counsel, and upon Tenant’s taking possession of the Premises, at the Premises, Attn:  General Counsel; or to Landlord at the management office for the Project, with a copy to Landlord, c/o Hudson Pacific Properties, Inc., 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025, Attn: Art Suazo.  Either party may by notice to the other specify a different address for notice purposes except that, upon Tenant's taking possession of the Premises, the Premises shall constitute Tenant's address for notice purposes.  A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to such party hereafter designated by notice from Landlord to Tenant.  Any notices sent by Landlord regarding or relating to eviction procedures, including without limitation three (3) day notices, may be sent by regular mail.

(dddd) Persistent Delinquencies.  In the event that Tenant shall be delinquent by more than fifteen (15) days in the payment of rent on three (3) separate occasions in any consecutive twelve (12) month period or if there are three (3) or more non-monetary defaults by Tenant in any consecutive twelve (12) month period, without limiting any other rights or remedies of Landlord, Landlord shall have the right to terminate this Lease by thirty (30) days written notice given by Landlord to Tenant within thirty (30) days of the last such delinquency.

(eeee) Right of Landlord to Perform.  All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent.  If Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue beyond any applicable cure period set forth in this Lease, Landlord may, but shall not be obligated to, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as is in this Lease provided.  All sums so paid by Landlord and all reasonable incidental costs, together with interest thereon at the rate specified in Section 20(e) above from the date of such payment by Landlord, shall be payable to Landlord within the (10) business days after written demand and Tenant covenants to pay any such sums, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of the rent.

(ffff) Access, Changes in Project, Facilities, Name.

(i) Every part of the Project except the inside surfaces of all walls, windows and doors bounding the Premises (including exterior building walls, the rooftop, core corridor walls and doors and any core corridor entrance), and any space in or adjacent to the Premises or within the Project used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

(ii) Landlord reserves the right, without incurring any liability to Tenant therefor, to make such changes in or to the Project and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, stairways and other improvements thereof, as it may deem necessary or desirable.
(iii) Landlord may adopt any name for the Project and Landlord reserves the right, from time to time, to change the name and/or address of the Project at any time.

(gggg) Signing Authority.  If Tenant is a corporation, partnership or limited liability company, Tenant represents and warrants that the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of said entity.

(hhhh) Identification of Tenant.

(i) If Tenant constitutes more than one person or entity, (A) each of them shall be jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions and provisions of this Lease to be kept, observed and performed by Tenant, (B) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally, and (C) the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy of this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons or entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

(ii) If Tenant is a partnership (or is comprised of two or more persons, individually and as co-partners of a partnership) or if Tenant's interest in this Lease shall be assigned to a partnership (or to two or more persons, individually and as co‑partners of a partnership) pursuant to Article 15 hereof (any such partnership and such persons hereinafter referred to in this Section 30(q)(ii) as "Partnership Tenant"), the following provisions of this Lease shall apply to such Partnership Tenant:

(I) The liability of each of the parties comprising Partnership Tenant shall be joint and several.

(II) Each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Premises to the Landlord, and by notices, demands, requests or other communication which may hereafter be given, by the individual or individuals authorized to execute this Lease on behalf of Partnership Tenant under Subparagraph (p) above.

(III) Any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties.

(IV) If Partnership Tenant admits new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed.

(V) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and, upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this Lease on Partnership Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall terminate the provisions of clause (D) of this Section 30(q)(ii) or relieve any such new partner of its obligations thereunder).

(iiii) Intentionally Omitted.
(jjjj) Survival of Obligations. Any obligations of Tenant under this Lease shall survive the expiration or earlier termination of this Lease.

(kkkk) Confidentiality.  Tenant acknowledges that the content of this Lease and any related documents are confidential information.  Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal and space planning consultants and any proposed Transferees.

(llll) Governing Law.  This Lease shall be governed by and construed in accordance with the laws of the State of California.  No conflicts of law rules of any state or country (including, without limitation, California conflicts of law rules) shall be applied to result in the application of any substantive or procedural laws of any state or country other than California.  All controversies, claims, actions or causes of action arising between the parties hereto and/or their respective successors and assigns, shall be brought, heard and adjudicated by the courts of the State of California, with venue in the County of San Francisco.  Each of the parties hereto hereby consents to personal jurisdiction by the courts of the State of California in connection with any such controversy, claim, action or cause of action, and each of the parties hereto consents to service of process by any means authorized by California law and consent to the enforcement of any judgment so obtained in the courts of the State of California on the same terms and conditions as if such controversy, claim, action or cause of action had been originally heard and adjudicated to a final judgment in such courts.  Each of the parties hereto further acknowledges that the laws and courts of California were freely and voluntarily chosen to govern this Lease and to adjudicate any claims or disputes hereunder.

(mmmm) Office of Foreign Assets Control.  Tenant certifies to Landlord that (i) Tenant is not entering into this Lease, nor acting, for or on behalf of any person or entity named as a terrorist or other banned or blocked person or entity pursuant to any law, order, rule or regulation of the United States Treasury Department or the Office of Foreign Assets Control, and (ii) Tenant shall not assign this Lease or sublease to any such person or entity or anyone acting on behalf of any such person or entity.  Landlord shall have the right to conduct all reasonable searches in order to ensure compliance with the foregoing.  Tenant hereby agrees to indemnify, defend and hold Landlord and the Landlord Parties harmless from any and all claims arising from or related to any breach of the foregoing certification.

(nnnn) Financial Statements.  Within ten (10) days after Tenant's receipt of Landlord's written request and following the parties' execution of a commercially reasonable non-disclosure agreement, Tenant shall provide Landlord with current financial statements of Tenant and financial statements for the two (2) calendar or fiscal years (if Tenant's fiscal year is other than a calendar year) prior to the current financial statement year.  Any such statements shall be prepared in accordance with generally accepted accounting principles and, if the normal practice of Tenant, shall be audited by an independent certified public accountant.    Notwithstanding the foregoing, in the event that (i) stock in the entity which constitutes Tenant under this Lease (as opposed to an entity that controls Tenant or is otherwise an affiliate of Tenant) is publicly traded on NASDAQ or a national stock exchange, and (ii) Tenant has its own, separate and distinct 10K and 10Q filing requirements (as opposed joint or cumulative filings with an entity that controls Tenant or with entities which are otherwise affiliates of Tenant), then Tenant's obligation to provide Landlord with a copy of its most recent current financial statement shall be deemed satisfied.

(oooo) Exhibits. The Exhibits attached hereto are incorporated herein by this reference as if fully set forth herein.

(pppp) Independent Covenants.  This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent (and not dependent) and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to set off of any of the rent or other amounts owing hereunder against Landlord.

(qqqq) Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

(rrrr) Non-Discrimination.  Tenant herein covenants by and for himself or herself, his or her heirs, executors, administrators and assigns, and all persons claiming under or through him or her, and this Lease is made and accepted upon and subject to the following conditions:

"That there shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry, in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the Premises, nor shall Tenant himself or herself, or any person claiming under or through him or her, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, subtenants or vendees in the Premises."

(ssss) Communications and Computer Lines.  Tenant may install, maintain, replace, remove or use any data, telecommunications or computer wires and cables (collectively, the "Lines") at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord's prior written consent, use an experienced and qualified contractor approved in writing by Landlord, which consent shall not be unreasonably denied or withheld, and comply with all of the other provisions of Article 9 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord's reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any new or existing Lines servicing the Premises shall comply with all applicable governmental laws and regulations, (v) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises and repair any damage in connection with such removal, (vi) with respect to any Lines that will run through or be visible in any common areas of the Project or any other tenant's leased premises, such Lines shall be installed in strict accordance with Landlord's Project-standard rules and specifications for the installation of such Lines (a copy of which is available upon request), and (vii) Tenant shall pay all costs in connection therewith.  Landlord reserves the right to require that Tenant remove any Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or represent a dangerous or potentially dangerous condition.

(tttt) Renovations.  Except as expressly set forth in this Lease, it is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth in the Tenant Work Letter.  However, Tenant hereby acknowledges that Landlord is currently renovating or may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Premises including without limitation the parking structure, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) installing sprinklers in the Building common areas and tenant spaces, (ii) modifying the common areas and tenant spaces to comply with Legal Requirements, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (iii) installing new floor covering, lighting, and wall coverings in the Building common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Project, including portions of the common areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building.  Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent.  Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions; provided, however, that notwithstanding the foregoing, Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use of and access to the Premises in connection with the performance of any Renovations.

(uuuu) Landlord's Costs.  Whenever Tenant provides notice to Landlord, requests Landlord's consent under this Lease, or submits documents to Landlord for Landlord's review, including, without limitation, under Article 9 hereof, Tenant shall pay to Landlord all reasonable, out-of-pocket costs and expenses, including reasonable attorneys' fees and disbursements, incurred by Landlord in connection therewith.

(vvvv) Subdivision; Future Ownership. The Project and the 899 Howard Street Project are located on the real property which is currently a single subdivided lot. Landlord reserves the right to subdivide all or a portion of the Project, the 899 Howard Street Project and/or to subdivide the real property thereunder. Tenant agrees to execute and deliver, upon demand by Landlord, and in the form reasonably requested by Landlord, any additional documents needed to conform this Lease to the circumstances resulting from such subdivision. In addition, if the Project, the Project's parking facility, or other portions of the Project or the 899 Howard Street Project are at any time owned by an entity other than Landlord, Landlord, at its option, may enter into agreements with such other owners to provide for (i) reciprocal rights of access and/or use, including in connection with repairs, maintenance, construction and/or excavation (ii) common management, operation, maintenance, improvement and/or repairs, and (iii) the allocation of operating expenses and taxes.

(wwww) First Source Hiring Program. The City and County of San Francisco adopted a city-wide "First Source Hiring Program" on August 3, 1998 by Ordinance No. 264‑98, codified at San Francisco Administrative Code Sections 83.1-83.1 8.  The First Source Hiring Program ("FSHP") is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of city-sponsored training programs. Tenant acknowledges that its activities on the Premises are or may be subject to FSHP. Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to Tenant's activities thereon, Tenant acknowledges that (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and (iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

(xxxx) Access.  Subject to all other terms and conditions of this Lease (including, without limitation, the Rules and Regulations), Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week.

(yyyy) Office and Communications Services.

(i)The Provider.  Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Project by a concessionaire under contract to Landlord ("Provider").  Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree.

(ii)Other Terms.  Tenant acknowledges and agrees that:  (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of rent or additional rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

ARTICLE 31

SIGNAGE/DIRECTORY

(zzzz) 2nd Floor of Building.  Subject to Landlord's prior written approval, in its commercially reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building and Property, so long as Tenant occupies the entire second (2nd) floor of the Building, Tenant, at its sole cost and expense, may install identification signage anywhere in the second (2nd) floor of the Building, including in the elevator lobby of the second (2nd) floor of the Building, provided that such signs must not be visible from the exterior of the Building.

(aaaaa) Ground Floor.  With respect to that portion of the Premises situated on the ground floor of the Building, Tenant's identifying signage shall be provided by Landlord, at Landlord's cost as to Tenant's initial signage (and at Tenant's cost thereafter), and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord's Building standard signage program, and shall, at a minimum, include suite identification signage in the main ground floor lobby of the Building at the entrance to the Premises.

(bbbbb) Prohibited Signage and Other Items.  Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant.  Subject to Section 31(d) below, Tenant may not install any signs on the exterior or roof of the Property or the Common Areas.  Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion.

(ccccc) Tenant's Signage.  Subject to the terms and conditions of this Section 31(d), Tenant, at Tenant's sole cost and expense, shall have the right (except to the extent provided in this Section 31(d) below) to install, repair and maintain signage depicting Tenant's name on blade and/or awning signage in the general locations shown on Exhibit F (collectively, "Tenant's Signage").

(i) Tenant's Signage Specifications and Permits.  The graphics, materials, color, design, lettering, lighting, size, illumination, specifications and exact location (if different from the locations shown on Exhibit F attached hereto) of Tenant's Signage shall be subject to the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, without limiting other reasons for which Landlord may reasonably withhold its approval, it shall be deemed reasonable for Landlord to withhold its approval of Tenant's Signage if the same is inconsistent with, or otherwise not compatible with the quality, design and style of the Project, the Project signage program, if any, the City of San Francisco planning code, Legal Requirements, or zoning.  In addition, Tenant's Signage shall be subject to Tenant's receipt of all required governmental permits and approvals and shall be subject to all Legal Requirements, and the Project signage program.  Tenant hereby acknowledges that, notwithstanding Landlord's approval of Tenant's Signage, Landlord has made no representation or warranty to Tenant with respect to the probability of obtaining all necessary governmental approvals and permits for Tenant's Signage.  In the event Tenant does not receive the necessary governmental approvals and permits for Tenant's Signage initially, Tenant may continue its pursuit thereof and Tenant's and Landlord's rights and obligations under the remaining terms and conditions of this Lease shall be unaffected.

(ii) Termination of Right to Tenant's Signage.  The rights contained in this Section 31(d) may only be exercised by Original Tenant, and any Permitted Transferee Assignee, and provided that Original Tenant or its Permitted Transferee Assignee is then leasing at least fifty percent (50%) of the initial Premises and has not subleased and continues to lease the entirety of the portion of the Premises located on the ground floor of the Building.  In no event shall Tenant have any right to Tenant's Signage upon the occurrence of a default by Tenant under this Lease beyond any applicable notice and cure period set forth in this Lease.

(iii) Cost and Maintenance.  If Landlord grants its approval, Tenant shall erect Tenant's Signage in accordance with the approved plans and specifications, in a good and workmanlike manner, in accordance with all Legal Requirements, restrictions (governmental or otherwise), and architectural guidelines in effect for the area in which the Building is located and the Project's signage program, so long as Tenant has received all requisite approvals thereunder (the "Sign Requirements"), and in a manner so as not to unreasonably interfere with the use of the Project grounds while such construction is taking place; thereafter, Tenant shall maintain Tenant's Signage in a good, clean and safe condition in accordance with the Sign Requirements, all at Tenant's sole cost and expense.  The costs of the actual signs comprising Tenant's Signage and the installation, design, construction, and any and all other costs associated with Tenant's Signage, including, without limitation, metering and utility charges and hook-up fees, permits, and maintenance and repairs, shall be the sole responsibility of Tenant.  Should Tenant's Signage require repairs and/or maintenance, as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs and/or maintenance are reasonably expected to require longer than thirty (30) days to perform, Tenant shall commence such repairs and/or maintenance within such thirty (30) day period and shall diligently prosecute such repairs and maintenance to completion.  Should Tenant fail to perform such repairs and/or maintenance within the periods described in the immediately preceding sentence, Landlord shall, upon the delivery of an additional ten (10) business days' prior written notice, have the right to cause such work to be performed and to charge Tenant as Additional Rent for the cost (including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and/or maintenance) of such work.  Upon the expiration or earlier termination of this Lease (or earlier termination of Tenant's signage rights), Tenant shall, at Tenant's sole cost and expense, cause Tenant's Signage to be removed and shall cause the areas in which such Tenant's Signage was located to be restored to the condition existing immediately prior to the placement of such Tenant's Signage except for ordinary wear and tear.  If Tenant fails to timely remove such Tenant's Signage or to restore the areas in which such Tenant's Signage was located, as provided in the immediately preceding sentence, then Landlord may perform such work, and all costs incurred by Landlord in so performing (including a percentage of the cost thereof sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and/or maintenance) shall be reimbursed by Tenant to Landlord within thirty (30) days after Tenant's receipt of an invoice therefor.  The terms and conditions of this Section 31(d) shall survive the expiration or earlier termination of this Lease.

(iv) Objectionable Name or Logo.  Tenant's name and/or logo shall not have a name which relates to an entity which is of a character or reputation, or is associated with a political faction or orientation, which is inconsistent with the quality of the Project, or which would otherwise be reasonably objectionable to a landlord of a Comparable Building (an "Objectionable Name").  The parties hereby agree that the name "Glu Mobile" or any reasonable derivation thereof, shall not be deemed an Objectionable Name.  Any changes to Tenant's signage shall be at Tenant's sole cost and expense.

ARTICLE 32

ASBESTOS DISCLOSURES

Tenant acknowledges that Landlord has advised Tenant that the Project contains or, because of its age, is likely to contain, asbestos-containing materials ("ACMs").  If Tenant undertakes any Alterations or repairs to the Premises (to the extent permitted under Article 9), Tenant shall, in addition to complying with the requirements of Article 9, undertake the Alterations or repairs in a manner that avoids disturbing any ACMs present in the Project.  If ACMs are likely to be disturbed in the course of such work, Tenant shall encapsulate or remove the ACMs in accordance with Landlord's asbestos-removal plan and otherwise in accordance with all applicable environmental laws, including giving all notices required by the California Health and Safety Code.  Tenant acknowledges that it has received and reviewed Exhibit E attached hereto and incorporated herein by reference.

ARTICLE 33

RIGHT OF AVAILABILITY

(ddddd) Right of Availability.  Landlord hereby grants to the Original Tenant and any Permitted Transferee Assignee, a one-time right of availability with respect to any office space located on the third (3rd) floor of the Building (the "Available Space").  Tenant's right of availability shall be on the terms and conditions set forth in this Article 33.  Notwithstanding the foregoing, such right of availability of Tenant shall commence only following the expiration or earlier termination of all existing leases (including renewals and extensions, whether pursuant to rights currently existing or hereafter granted) of the Available Space, and such right of first availability shall be subordinate to all rights of tenants under leases of the Available Space existing as of the date hereof, and all rights of other tenants of the Project, which rights relate to the Available Space and which rights are set forth in leases of space in the Project existing as of the date hereof, each including any renewal, extension, expansion, first offer, first negotiation and other similar rights, regardless of whether such rights are executed strictly in accordance with their respective terms or pursuant to lease amendments or new leases executed prior to the expiration of such existing rights in such existing leases (all such tenants under existing leases of the Available Space and other tenants of the Project, collectively, the "Superior Right Holders").

(eeeee) Availability Notice.  Landlord shall notify Tenant (an "Availability Notice") from time to time when the Available Space or any portion thereof becomes available or is expected to become available for lease to third parties, and in any event prior to leasing such space to any third party.  Pursuant to such Availability Notice, Landlord shall describe the applicable Available Space, including the rentable square footage of the Available Space.  Notwithstanding any contrary provision of this Article 33, the parties shall not be legally obligated to enter into a lease for the Available Space, or any part thereof, and any such lease and the terms therefor shall be in each party's sole and absolute discretion.

(fffff) Termination of Right of Availability.  The rights contained in this Article 33 shall be personal to the Original Tenant and any Permitted Transferee Assignee, and may only be exercised by the Original Tenant or a Permitted Transferee Assignee (and not any other assignee, sublessee or transferee of the Original Tenant’s interest in this Lease) if the Original Tenant or Permitted Transferee Assignee, as applicable, is then in occupancy of the entire Premises.  Furthermore, Tenant shall not have the right to lease Available Space, as provided in this Article 33, if, as of the date the Available Space becomes available or expected to become available to lease, Tenant is in default under this Lease beyond any applicable notice and cure periods.  Furthermore, Landlord shall not be obligated to deliver an Availability Notice more than once with respect to any particular Available Space, and Tenant's right as set forth in this Article 33 shall terminate on the earlier of (i) the first day of the last twelve (12) months of the initial Lease Term provided that Tenant has not exercised its option to extend the Term pursuant to Section 2(c) above, provided that if Tenant has exercised its option to extend the Term, Tenant's rights hereunder shall terminate on the first day of the last twelve (12) months of the Option Term, (ii) the date that Landlord has delivered an Availability Notice with respect to all of the office space on third (3rd) floor of the Building.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have executed this Lease, consisting of the foregoing provisions and Articles, including all exhibits and other attachments referenced therein, as of the date first above written.

LANDLORD:	HOWARD STREET ASSOCIATES LLC,
a Delaware limited liability company

	By:		Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole Member

	By:	Hudson Pacific Properties, Inc.,
a Maryland corporation,
its General Partner

		By:	/s/ Mark Lammas
		Name:	Mark Lammas
		Title:	COO/CFO

TENANT:	GLU MOBILE INC.,
a Delaware corporation

	By:	/s/ Scott J. Leichtner
	Name:	Scott J. Leichtner
	Title:	Vice President and General Counsel

EXHIBIT A

PREMISES

*This Exhibit A is provided for informational purposes only and is intended to be only an approximation of the layout of the Premises and shall not be deemed to constitute any representation by Landlord as to the exact layout or configuration of the Premises.

EXHIBIT A-1

LOCATION OF SECURED BICYCLE FACILITIES

EXHIBIT A-2

LOCATION OF TENANT'S ELEVATOR

FIRST FLOOR PLAN

TENANT'S
ELEVATOR

SECOND FLOOR PLAN

TENANT'S
ELEVATOR

EXHIBIT A-3

LOCATION OF NEW ENTRANCE

EXHIBIT B

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the improvements in the Premises.  This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises.  All references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 6 of this Tenant Work Letter.

SECTION 1

LANDLORD'S INITIAL CONSTRUCTION; PATH OF TRAVEL

For the purposes hereof, the term "Base Building"  shall include the structural portions of the Building, and the restrooms, elevators, exit stairwells and the systems and equipment located in the internal core of the Building on the floor on which the Premises is located together with all mechanical, electrical, plumbing and fire/life-safety systems (other than those exclusively serving the Premises), whether located inside or outside of the Premises, located in the internal core of the Building.  Landlord represents and warrants to Tenant that, as of the date that Landlord tenders possession of the Premises to Tenant, the Base Building systems serving the Premises shall be in good working order; provided, however, that (i) Landlord shall not be responsible for any damage to the Base Building systems caused by Tenant or Tenant's agents, and (ii) any breach by Landlord of the foregoing representation and warranty shall be subject to cure by Landlord at Landlord's sole cost and expense (subject to reimbursement as an Operating Cost), and shall not entitle Tenant to terminate this Lease in connection with the same so long as Landlord is diligently pursuing the completion of such cure.  Landlord, at Landlord's sole cost and expense, shall provide "wet-stamped" path of travel documents for the Base Building, to the extent necessary for Tenant to obtain its Permits (as defined in Section 3.4 below) for the construction of the Tenant Improvements.

SECTION 2

TENANT IMPROVEMENTS

2.1Tenant Improvement Allowance.  Tenant shall be entitled to a one-time improvement allowance (the "Tenant Improvement Allowance") in the amount set forth in Section 1.I of this Lease for the costs relating to the design and construction of the improvements which are to be permanently affixed to the Premises (excluding Tenant's trade fixtures) (the "Tenant Improvements").  In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in the event that Tenant fails to immediately pay any portion of the "Over-Allowance Amount," as defined in Section 4.2.1, nor shall Landlord be obligated to pay a total amount which exceeds the Tenant Improvement Allowance.  Notwithstanding the foregoing or any contrary provision of this Lease, all Tenant Improvements shall be deemed Landlord's property under the terms of this Lease.  Notwithstanding any provision to the contrary contained herein, to the extent any portion of the Tenant Improvement Allowance is unused by Tenant as of the Rent Commencement Date (provided that the portion of the Tenant Improvement Allowance that is deemed to have been used as of the Rent Commencement Date shall include, without limitation, any and all costs related to the construction of the Tenant Improvements or any Tenant Improvement Allowance Items (as defined below in Section 2.2) that have been incurred, but not yet paid, by Landlord as of the Rent Commencement Date), then the remaining balance thereof shall revert to Landlord, and Tenant shall have no right to use such amount for any remaining improvements or alterations, nor as a Rent credit or a cash allowance nor for any other purpose.

2.2Disbursement of the Tenant Improvement Allowance.  Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursements shall be made pursuant to Landlord's disbursement process, including, without limitation, Landlord's receipt of invoices for all costs and fees described herein) for costs related to the construction of the Tenant Improvements and for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

2.2.1Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, permitting fees, and payment of the reasonable fees incurred by, and the reasonable cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.2The cost of any changes in the Base Building when such changes are required by the Construction Drawings;

2.2.3The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes (the "Code"); and

2.2.4The "Landlord Supervision Fee", as that term is defined in Section 4.3.2 of this Tenant Work Letter.

The Tenant Improvement Allowance shall not be used, nor shall the Tenant Improvements include, acquisition or installation of any Lines, as described in Section 30(bb) of this Lease.

2.3Excluded TI Costs.  The following costs and expenses relating to the Tenant Improvements shall be borne by Landlord at no cost to Tenant and not as part of the Tenant Improvement Allowance: (i) costs for which Landlord receives reimbursement from others, including, without limitation, insurers, bonding companies or sureties (if any), and warrantors; (ii) costs arising from or in connection with the presence of hazardous materials in, on or under the Project, in violation of Legal Requirements and not brought onto the Project by Tenant or any of its contractors, subcontractors or agents; (iii) liens, penalties and late charges attributable to Landlord's failure to pay, when required, any costs or fees required to be paid by Landlord pursuant to any contract to which Landlord is a party, except to the extent the foregoing are attributable to Tenant's failure to perform any of Tenant's obligations pursuant to this Tenant Work Letter; (iv) Base Building restoration costs in excess of insurance proceeds as a consequence of casualties; (v) costs associated with bonding any of Landlord's contractors, subcontractors or vendors; (vi) attorneys', experts' and other fees and costs in connection with disputes attributable to Landlord's failure to timely perform its covenants, obligations and agreements to which Landlord is a party; (vii) the cost of any changes necessary to correct violations of the Base Building with the Construction Documents and violations of Legal Requirements; and (viii) loan fees, mortgage brokerage fees, interest and other costs incurred by Landlord of financing construction costs.

2.4Building Standards.  Landlord has established specifications for certain Building standard components to be used in the construction of the Tenant Improvements in the Premises, a copy of which is attached hereto as Schedule 2 to Exhibit B.  The quality of Tenant Improvements shall be equal to or of greater quality than the quality of such Building standards, provided that Landlord may, at Landlord’s option, require the Tenant Improvements to comply with certain Building standards.  Landlord may make commercially reasonable changes to said specifications for Building standards from time to time; provided, however, that the Tenant Improvements shall be governed only by the version of the Building standards attached hereto as Schedule 2 to Exhibit B.

SECTION 3

CONSTRUCTION DRAWINGS

3.1Selection of Architect/Construction Drawings.  Tenant shall retain the architect/space planner designated by Tenant, and reasonably approved by Landlord (the "Architect") to prepare the "Construction Drawings," as that term is defined in this Section 3.1.  Landlord hereby pre-approves Fennie+Mehl Architects as "Architect".  Tenant shall retain the engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing and HVAC work of the Tenant Improvements.  The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings."  All Construction Drawings shall comply with the drawing format and specifications as determined by Landlord, and shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided that it shall be deemed reasonable for Landlord to withhold consent if a Design Problem exists ("Landlord's Consent Standard").  A "Design Problem" shall mean and refer to any design criteria which would (a) have an adverse effect on the Base Building; (b) be in non-compliance with Codes or other Legal Requirements; (c) have an effect on the exterior appearance of the Building; (d) cause material interference with other tenants of the Building, (e) not comply with the Building standards described in Section 2.4 of this Tenant Work Letter or (f) would be in violation of the City Ground Floor Requirements.  Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith.  Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters.  Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in this Lease shall specifically apply to the Construction Drawings.

3.2Final Space Plan.  Tenant and the Architect have prepared, and Tenant and Landlord have approved the final space plan for Tenant Improvements in the Premises (collectively, the "Final Space Plan"), which Final Space Plan is attached hereto as Schedule 3 to Exhibit B.

3.3Final Working Drawings.  On or before the date set forth in Schedule 1, Tenant, the Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and the final architectural working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings") and shall submit four (4) hard copies approved by Tenant of the Final Working Drawings to Landlord for Landlord's approval in accordance with Landlord's Consent Standard, and concurrently with Tenant's delivery of such hard copies, Tenant shall send to Landlord via electronic mail one (1) .pdf electronic copy of such Final Working Drawings.  Landlord shall advise Tenant within ten (10) business days after Landlord's receipt of a Final Working Drawings if Landlord disapproves of the Final Working Drawings or any portion thereof (setting forth in reasonable detail Landlord's reasons for disapproval) otherwise Landlord shall approve such Final Working Drawings within such ten (10) business day period.  If Landlord fails to respond within such ten (10) business day period, then Tenant shall have the right to deliver a second notice to Landlord requesting Landlord's approval of such Final Working Drawings (which second notice shall include a copy of such Final Working Drawings), and if Landlord fails to respond within five (5) business days following Landlord's receipt of such second notice then Landlord shall be deemed to have approved the applicable Final Working Drawings. If Landlord advises Tenant that Landlord disapproves the Final Working Drawings (or portion thereof), Tenant shall cause the Final Working Drawings to be revised to correct such disapproved item within two (2) business days.  Landlord shall approve any re-submittal of the Final Working Drawings within five (5) business days after receipt thereof and Landlord's failure to respond within such five (5) business day period shall be deemed to be Landlord’s approval of such Final Working Drawings.

3.4Permits.  The Final Working Drawings shall be approved by Landlord (the "Approved Working Drawings") prior to the commencement of the construction of the Tenant Improvements.  Following Landlord's approval of the Approved Working Drawings, Tenant shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building and other permits necessary to allow "Contractor," as that term is defined in Section 4.1, below, to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at its option, to take part in all phases of the permitting process and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal and obtain the Permits on or before the date set forth in Schedule 1.  Notwithstanding anything to the contrary set forth in this Section 3.4, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided however that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy.  The date on which Tenant causes the Permits to be issued for Contractor to retrieve shall hereafter be called the "Permit Delivery Date".  No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, provided that Landlord may withhold its consent, in its sole discretion, to any change in the Approved Working Drawings if such change would directly or indirectly delay the "Substantial Completion" of the Premises as that term is defined in Section 5.1 of this Tenant Work Letter.

3.5Time Deadlines.  Tenant shall use its best, good faith, efforts and all due diligence to cooperate with the Architect, the Engineers, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the Permits, and with Contractor for approval of the "Cost Proposal," as that term is defined in Section 4.2 of this Tenant Work Letter, as soon as possible after the execution of the Lease, and, in that regard, shall meet with Landlord on a scheduled basis to be reasonably determined by Landlord, to discuss Tenant's progress in connection with the same.  The applicable dates for approval of items, plans and drawings as described in this Section 3,  Section 4, below, and in this Tenant Work Letter are set forth and further elaborated upon in Schedule 1 (the "Time Deadlines"), attached hereto.  Tenant agrees to comply with the Time Deadlines.

3.6Electronic Approvals.  Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, Landlord and Tenant may each, in such party's sole and absolute discretion, transmit or otherwise deliver any of the approvals required under this Tenant Work Letter via electronic mail to Tenant's or Landlord's representative (as applicable) identified in Section 5.1 of this Tenant Work Letter, or by any of the other means identified in this Lease.

SECTION 4

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1Contractor.  A contractor designated by Landlord, and reasonably approved by Tenant ("Contractor") shall construct the Tenant Improvements.  In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with the Tenant Improvements, provided that Landlord shall cause the Contractor to bid the major trade items for the Tenant Improvements (as determined by Landlord in Landlord's good faith reasonable discretion) to a minimum of three (3) subcontractors per trade, and the subcontractor with the lowest bid that commits to Landlord's scheduling requirements (after adjustment for inconsistent qualifications, clarifications and exclusions) shall be selected.  All bids obtained by the Contractor from subcontractors shall be on an open book basis with Tenant.  Where it is not practical and/or reasonable to bid any element of the Tenant Improvements (as determined by Landlord in Landlord's reasonable discretion), then Landlord shall select a subcontractor in its good faith and reasonable discretion.

4.2Cost Proposal.  After the Approved Working Drawings are approved by Landlord and Tenant, Landlord shall provide Tenant with a cost proposal in accordance with the Approved Working Drawings, which cost proposal shall include, as nearly as possible, the cost of all Tenant Improvement Allowance Items to be incurred by Tenant in connection with the design and construction of the Tenant Improvements (the "Cost Proposal").  Tenant shall approve and deliver the Cost Proposal to Landlord, or not approve and request changes and/or provide comments to the Cost Proposal to Landlord, within five (5) business days of the receipt of the same, and upon receipt of Tenant's approval by Landlord, Landlord shall be released by Tenant to purchase the items set forth in the Cost Proposal and to commence the construction relating to such items.  Prior to the date that is ten (10) business days after Tenant's receipt of the initial Cost Proposal, Tenant shall have the right to cause its Architect to revise the Approved Working Drawings and require Landlord to revise the Cost Proposal to incorporate changes thereto that reduce the cost of any Tenant Improvements if Tenant reasonably and in good faith believes that the initial Cost Proposal for such item is too high, and such revisions shall include, without limitation, revisions necessary to reflect any changes following any "value engineering" of any such Tenant Improvement in order to reduce the cost thereof.  If Tenant timely requests such revisions, then the Architect and the Contractor shall prepare such revisions and submit the revised Approved Working Drawings for Landlord and Tenant approval consistent with the terms of Section 3.3 above; provided that all such "value engineering" and revisions to the Approved Working Drawings and Cost Proposal shall require Landlord's approval, not to be unreasonably withheld.  The date by which Tenant must approve and deliver the Cost Proposal to Landlord shall be known hereafter as the "Cost Proposal Delivery Date".

4.3Construction of Tenant Improvements by Contractor under the Supervision of Landlord.

4.3.1Over-Allowance Amount.  On the Cost Proposal Delivery Date, Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Tenant Improvement Allowance.  The Over-Allowance Amount shall be disbursed by Landlord with any then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance.  In the event that, after the Cost Proposal Delivery Date, any revisions, changes, or substitutions shall be made to the Construction Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions or any other additional costs (unless such costs are not Tenant’s responsibility as set forth in Section 2.3 above) shall be paid by Tenant to Landlord immediately upon Landlord's written request (to be accompanied by commercially reasonable supporting documents) as an addition to the Over-Allowance Amount.  In addition, if the Final Working Drawings or any amendment thereof or supplement thereto shall require alterations in the Base Building (as contrasted with the Tenant Improvements), and if Landlord in its sole and exclusive discretion agrees to any such alterations, and notifies Tenant of the need and cost for such alterations, then Tenant shall pay the cost of such required changes in advance upon receipt of notice thereof.  Tenant shall pay all direct architectural and/or engineering fees in connection therewith.  In the event that Tenant fails to deliver the Over-Allowance Amount as provided in this Section 4.3.1, then Landlord may, at its option, cease work in the Premises until such time as Landlord receives payment of the Over-Allowance Amount (and such failure to deliver shall be treated as a Tenant delay in accordance with the terms of Section 5.2 below).

4.3.2Landlord's Retention of Contractor.  Landlord shall independently retain and cause Contractor to construct the Tenant Improvements in accordance with the Approved Working Drawings, all Permits, all Legal Requirements applicable to the Tenant Improvements at the time of issuance of the Permits, and the Cost Proposal, and in a good and workmanlike manner, and Landlord shall supervise the construction by Contractor, and Tenant shall pay a construction supervision and management fee (the "Landlord Supervision Fee") to Landlord in an amount equal to the product of (i) two percent (2%) and (ii) an amount equal to the Tenant Improvement Allowance.

4.3.3Contractor's Warranties and Guaranties.  Landlord hereby assigns to Tenant all warranties and guaranties by Contractor relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

4.3.4Tenant’s Covenants.  Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Architect on the Premises or in the Building.  Within fifteen (15) days after completion of construction of the Tenant Improvements, Tenant shall cause Contractor and Architect to cause a Notice of Completion to be recorded in the office of the County Recorder of the county in which the Building is located in accordance with Section 8182 of the Civil Code of the State of California or any successor statute and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same as Tenant’s agent for such purpose.  In addition, within a commercially reasonable time after the Substantial Completion of the Premises and Landlord has provided to Tenant Contractor’s field notes to (and, if applicable, markups of) the Approved Working Drawings and the final MEP drawings for the Tenant Improvements, Tenant shall have prepared and delivered to the Building a copy of the “as built” plans and specifications (including all working drawings) for the Tenant Improvements.

SECTION 5

COMPLETION OF THE TENANT IMPROVEMENTS;
RENT COMMENCEMENT DATE

5.1Ready for Occupancy.  The Premises shall be deemed "Ready for Occupancy" upon (i) the Substantial Completion by Contractor of the Tenant Improvements, (ii) Landlord's receipt of a certificate of occupancy, temporary certificate of occupancy, signed-off job card, or legal equivalent allowing legal occupancy of the Premises (as applicable, the "Indicia of Completion") and (iii) Landlord's delivery of possession of the Premises to Tenant.  For purposes of this Lease, "Substantial Completion of the Tenant Improvements" shall occur upon the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items (i.e., details that do not materially interfere with Tenant’s use of the Premises) and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor.  The date of the Substantial Completion of the Tenant Improvements is the "Substantial Completion Date".  Landlord shall complete all punch list items in accordance with this Tenant Work Letter as soon as is commercially feasible after Substantial Completion of the Tenant Improvements has been achieved, provided that Landlord shall commence to cure all punch list items within thirty (30) days of the Substantial Completion Date and thereafter diligently pursue the same to completion.

5.2Delay of the Substantial Completion of the Premises.  Except as provided in this Section 5.2, the Rent Commencement Date shall occur as set forth in the Lease and Section 5.1, above.  If there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements or in the occurrence of any of the other conditions precedent to the Rent Commencement Date, as set forth in the Lease, as a direct, indirect, partial, or total result of:

5.2.1Tenant's failure to comply with the Time Deadlines;

5.2.2Tenant's failure to timely approve any matter requiring Tenant's approval;

5.2.3A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

5.2.4Changes in any of the Construction Drawings after disapproval of the same by Landlord or because the same do not comply with Code or other Legal Requirements;

5.2.5Tenant's request for changes in the Approved Working Drawings or Tenant's request to value-engineer the Cost Proposal;

5.2.6Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Tenant Improvements, as set forth in the Lease, or which are different from, or not included in Landlord's Building standards;

5.2.7Changes to the Base Building required by the Approved Working Drawings;

5.2.8Tenant's use of specialized or unusual improvements and/or delays in obtaining Permits due thereto;

5.2.9Any failure by Tenant to timely pay to Landlord any portion of the Over‑Allowance Amount; or

5.2.10Any other acts or omissions of Tenant, or its agents, or employees, including the Architect, and including any acts or omissions which relates to the requirements necessary to obtain an Indicia of Completion which causes a delay in the issuance of such Indicia of Completion;

(each a "Tenant Delay") then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Tenant Improvements, the Rent Commencement Date shall be deemed to be the date the Rent Commencement Date would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.  Notwithstanding the foregoing or anything to the contrary set forth in this Section 5.2, if Landlord contends that a Tenant Delay has occurred, Landlord shall notify Tenant in writing of the date upon which such Tenant Delay occurred, and, notwithstanding anything in this Tenant Work Letter to the contrary, a Tenant Delay shall not be deemed to have occurred unless all actions, inaction or circumstances described in such notice are not cured by Tenant within one (1) business day after receipt of the delay notice from Landlord; provided further, however, that Landlord shall not be required to deliver a notice (and Tenant shall not receive a cure period) in connection with a Tenant Delay pursuant to Section 5.2.1 above and if Tenant has previously received three (3) or more delay notices from Landlord, then Landlord shall not be required to deliver a delay notice to Tenant and any delay by Tenant pursuant to this Section 5.2 shall immediately be deemed a Tenant Delay.

5.3Substantial Completion Date Failure.

5.3.1Substantial Completion Date Rent Abatement.  If Landlord has not caused the Substantial Completion Date to occur by the date that is one hundred eighty (180) days immediately following the Permit Delivery Date ("Rent Abatement Date"), subject to extension by virtue of force majeure, and any Tenant Delays, then Tenant shall be entitled to a day-for-day abatement of Base Rent attributable to the Premises for each day following the Rent Abatement Date until Substantial Completion Date (the Base Rent abatement described herein as the "Late Delivery Date Abatement").  Tenant shall immediately apply any accrued Late Delivery Date Abatement against payments of Rent as they become due.

5.3.2Substantial Completion Date Termination Right.  Further, if the Substantial Completion Date has not occurred by the earlier of the date that is two hundred ten (210) days immediately following the Permit Delivery Date (the "Substantial Completion Termination Date"), subject to extension by virtue of force majeure, and any Tenant Delays, Tenant shall have the right to terminate this Lease by written notice to Landlord ("Substantial Completion Termination Notice") effective upon the date occurring five (5) business days following receipt by Landlord of the Substantial Completion Termination Notice (the "Termination Effective Date"), in which event, Landlord shall return any prepaid rent and the Security Deposit forthwith to Tenant.  Should the Substantial Completion Date occur prior to Tenant's exercise of the foregoing termination right, however, such termination right shall, in such event, expire and be of no further force or effect upon such occurrence of the Substantial Completion Date (provided that Tenant shall be entitled to receive all of the Late Delivery Date Abatement).  If Tenant delivers a Substantial Completion Termination Notice to Landlord, then Landlord shall have the right to suspend the occurrence of the Termination Effective Date for a period ending thirty (30) days after the Termination Effective Date by delivering written notice to Tenant, prior to the Termination Effective Date, that, in Landlord's reasonable, good faith judgment, the Substantial Completion Date will occur within thirty (30) days after the Termination Effective Date.  If the Substantial Completion Date is satisfied within such thirty (30) day suspension period, then the Substantial Completion Termination Notice shall be of no force or effect, but if the Substantial Completion Date does not occur within such thirty (30) day suspension period, then this Lease shall terminate upon the expiration of such thirty (30) day suspension period.  The Termination Effective Date shall be extended to the extent of any force majeure, and any Tenant Delays.  Upon any termination as set forth in this Section 5.3.2, Landlord and Tenant shall be released from any and all liability to each other resulting under this Lease.  Tenant's rights to the Late Delivery Abatement and the right to terminate this Lease, as set forth in Section 5.3.1 above and this Section 5.3.2, shall be Tenant's sole and exclusive remedies at law or in equity for the failure of the Substantial Completion Date to occur prior to or after any particular date.

SECTION 6

MISCELLANEOUS

6.1Tenant's Representative.  Tenant has designated Ellen Gehrlich of Pilot Project Management as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

6.2Landlord's Representative.  Landlord has designated Joanne Welsh as "Project Manager", who shall be responsible for the implementation of all Tenant Improvements to be performed by Landlord in the Premises.  With regard to all matters involving such Tenant Improvements, Tenant shall communicate with the Project Manager rather than with the Contractor.  Landlord shall not be responsible for any statement, representation or agreement made between Tenant and the Contractor or any subcontractor.  It is hereby expressly acknowledged by Tenant that such Contractor is not Landlord's agent and has no authority whatsoever to enter into agreements on Landlord’s behalf or otherwise bind Landlord.  The Project Manager will furnish Tenant with notices of substantial completion, cost estimates for above standard Tenant Improvements, Landlord's approvals or disapprovals of all documents to be prepared by Tenant pursuant to this Tenant Work Letter and changes thereto.

6.3Tenant's Agents.  All subcontractors, laborers, materialmen, and suppliers retained directly by Tenant shall all be union labor in compliance with the then existing master labor agreements.

6.4Time is of the Essence.  Time is of the essence under this Tenant Work Letter.  Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.  In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

6.5Tenant's Lease Default.  Notwithstanding any provision to the contrary contained in the Lease or this Tenant Work Letter, if any default by Tenant under the Lease or this Tenant Work Letter (including, without limitation, any failure by Tenant to fund any portion of the Over-Allowance Amount) occurs at any time on or before the Substantial Completion of the Tenant Improvements and continues beyond any applicable notice and cure periods, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may, without any liability whatsoever, cause the cessation of construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Tenant Improvements and any costs occasioned thereby), and (ii) all other obligations of Landlord under the terms of the Lease and this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of this Lease.

SCHEDULE 1 TO EXHIBIT B

TIME DEADLINES

Dates	Actions to be Performed
A.Completed	Final Space Plan completed.
B.June 21, 2017	Tenant to deliver Final Working Drawings to Landlord.
C.Four (4) weeks following Landlord's approval of the Final Working Drawings	Tenant to cause the Permits to be issued for Contractor to retrieve.

SCHEDULE 2 TO EXHIBIT B

BUILDING STANDARDS

875 Howard Building Standard Info
Lighting	Current Standard: FineLite (Type D-Linear Cable) S12-ID-WCB-12’ (they basically come in 4’ models ie; 4,8,12,16, etc up to 40’) Also, 26W CFL & MR16 bulbs
All new fixtures will have to conform to Title 24 - Dimmable LED
Light Color: 3500
Exit Signs	Hubbell - Liteforms - Edge Lit LED - M#: LECSGRNA-XK
Entry/Access Control	Brand/Style up to tenant, but color must be black in common corridors.
Anything compatible with Honeywell - Indala
Door Keyways	Schlage 1246 (6 pin) secured keyway
Door Hardware	Schalge L900 Brushed Chrome with 03 Handle
Door Hardware Finish	Brushed Chrome
Ceiling Tiles	We stock: Armstrong - 2195 Cortega Beveled Tedular 24" x 24" x 5/8"
Entry Doors - Interior	Common Corridor - Birch Blonde
Exterior Doors	No current standard
Exterior Window Shades	Mecho Shades; Manually operated; EcoVeil Series 1350 Dense Basket Weave. Intieror color to be determined by Tenant, however exterior color must be standard white.
Ground Floor Graffiti Film	ASWF 7 MIL Clear Anti-Graffiti Film

SCHEDULE 3 TO EXHIBIT B

FINAL SPACE PLAN

5
6
7
8
9
10
M
L
K
H
G
F
E
D
C
B
A
Creative War Room
Creative Heads Down Room
Open Workshop Lounge
Private Office
Future Private Office
Creative Open
Food & Games
Meet Up
Food Storage Room
IDF
All Hands / Dining
UP
DN
Cafe
Creative Open
Creative War Room
Creative Heads Down Room
Reception & Waiting
Demo & VR Room
Closet
Lounge Meet Up / Play Test
Lounge Open Meet Up
Legend

1 Plan For LL - Floor 1

FENNIE+MEHL Architects

Floor Plan - Level 1 LL 3.21

875 Howard St. San Francisco, CA
Glu Mobile
05/02/17

Private Office
Creative Heads Down Room
Creative War Room
Meeting Room
Open Meet Up
Creative Open
Office Storage
MDF Room
Wellness Room
Creative Open
Cafe
IDF
Phone Room
Meet Up
(E) Women
(E) Men
File Room
CEO Private Office
Phone Room
Legend
Plan For LL - Floor 2

FENNIE+MEHL Architects

Floor Plan - Level 2 LL 3.22

875 Howard St. San Francisco, CA
Glu Mobile
05/02/17

EXHIBIT C

RULES AND REGULATIONS

1.

The common areas of the Project shall not be obstructed by Tenant or used by it for any purpose other than for ingress to and egress from the Premises.  No loitering shall be permitted in the common area for the purpose of smoking or for any other purpose.  Landlord shall in all cases retain the right to control and prevent access to the common areas of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Project and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities or, in Landlord’s judgment, are intoxicated or under the influences of liquor or drugs.  Tenant shall not go upon the roof of the Project, except in areas that Landlord may designate as "common areas" from time to time or otherwise in accordance with the specific requirements of such Tenant’s lease.

2.

No awning, canopy or other projection of any kind over or around the windows or entrances of the Premises shall be installed by Tenant, and only such window coverings as are approved by Landlord shall be used in the Premises.

3.

The Premises shall not be used for lodging or sleeping, nor shall cooking be done or permitted by Tenant on the Premises, except that Underwriters’ Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar items for Tenant and its employees in compliance with all applicable Requirements.

4.	Any person or persons employed by Tenant to do janitorial work shall be subject to and under the control and direction of the Project property manager while in the Project and outside the Premises.
5.

Landlord will furnish Tenant with two (2) keys to the Premises, free of charge.  No additional locking devices shall be installed without the prior written consent of Landlord.  Tenant shall in each case furnish Landlord with a key for any such lock.  Tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Project and the Premises that shall have been furnished to Tenant, together with security codes for security systems installed by Tenant in accordance with the Lease.

6.

Tenant’s use of Project elevators for freight shall be subject to such reasonable scheduling as Landlord shall deem appropriate.  The persons employed by Tenant to move equipment or other items in or out of the Project must be reasonably acceptable to Landlord.  Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, supplies, furniture or other property brought into the Project.  Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight of such objects.  Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Project by moving or maintaining Tenant's property shall be repaired at the expense of Tenant.

7.

Tenant shall not use or keep in the Premises or the Project any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning other than that supplied by Landlord.  Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Project.

8.

In case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Project during the continuance of same by such action as Landlord may deem appropriate, including closing entrances to the Project.

9.	Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.
10.	Tenant shall comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that may be in effect from time to time.
11.	The doors of the Premises shall be closed and securely locked at such time as Tenant's employees leave the Premises.

12.

The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant's misuse shall be paid for by Tenant.

13.

Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises of, or use or permit the use of any common area adjacent to the Premises for the sale of, newspapers, magazines, periodicals, theatre tickets or any other goods, merchandise or service, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, business in or from the Premises for the service or accommodation of occupants of any other portion of the Project, nor shall the Premises be used for manufacturing of any kind, or for any business or activity other than the specifically provided for in the Lease.

14.

Tenant shall not use in any space, or in the common areas of the Project, any handtrucks except those equipped with rubber tires and side guards or such other material handling-equipment as Landlord may approve.  No bicycles, motorcycles, or other vehicles of any kind shall be brought by Tenant into the Project or kept in or about the Premises except in areas of the Project specifically designated for such purpose.

15.

Tenant shall store all its trash and garbage within the Premises until daily removal of same by Tenant to such location in the Project as may be designated from time to time by Landlord.  No material shall be placed in the Project trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without being in violation of any law or ordinance governing such disposal.  Further, Tenant shall sort and separate its trash and recycling into such categories as required by legal requirements or Landlord’s sustainability practices.  Landlord reserves the right to refuse to collect trash from any Tenant that is not properly separated and sorted.  To the extent that any costs, fines, penalties or damages are imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the foregoing, Tenant shall pay all such amounts.

16.

All loading and unloading of merchandise, supplies, materials, garbage and refuse and delivery of same to the Premises shall be made only through such entryways and elevators and at such times as Landlord shall designate.  In its use of the loading areas, Tenant shall not obstruct or permit the obstruction of said loading areas, and at no time shall Tenant park vehicles therein except for loading and unloading.

17.	Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Project is prohibited and Tenant shall cooperate to prevent same.
18.

Tenant shall not permit the use or the operation of any coin operated machines on the Premises, including, without limitation, vending machines, video games, pinball machines, or pay telephones without the prior written consent of Landlord.

19.	Landlord may direct the use of all pest extermination and scavenger contractors at such intervals as Landlord may require.
20.

Tenant shall immediately, upon request from Landlord (which request need not be in writing), reduce its lighting in the Premises for temporary periods designated by Landlord, when required in Landlord's reasonable judgment to prevent overloads of the mechanical or electrical systems of the Project.  Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Project’s heating and air conditioning systems, and shall not attempt to adjust any controls not specifically made available to Tenant for such purpose.

21.

The requirements of Tenant will be attended to only upon application by telephone or in person at the office of the Project.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

22.

Landlord may modify or waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such modification or waiver by Landlord shall be construed as a waiver of these Rules and Regulations in favor of any other tenant or a failure to enforce these Rules and Regulations in a nondiscriminatory manner, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Project.

23.	Tenant shall have the right to connect the telephone system in the Premises to the telephone cable distribution system serving the Project at the location of the telephone cable terminal on the floor on which the Premises are situated, provided that no connection shall be made and no work otherwise affecting the telephone cable terminal or distribution system shall be undertaken without reasonable prior notice to Landlord.  Landlord or Landlord's contractor with responsibility for maintenance of the telephone distribution system may require supervision of the connection by Landlord or the maintenance contractor, and may impose such other reasonable conditions as may be necessary to protect the telephone cable terminal or distribution system.  Any damage to the telephone cable terminal or distribution system caused by the act or omission of Tenant shall be repaired at the expense of Tenant.

24.	Tenant shall not bring into or keep within the Premises or the Project any animals (other than service animals).
25.

Upon notice to Tenant of the requirements of such programs imposed by the City and County of San Francisco with respect to the Project, Tenant shall comply with Landlord’s transportation management program, child care brokerage agreement program, parking management brokerage agreement program, and similar programs.

26.

Wherever the word "Tenant" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant and all of Tenant's employees, agents, contractors, licensees, invitees, representatives, officers, directors, shareholders, partners, and members.

27.

These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of premises in the Project.

28.

Landlord reserves the right to make such other rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Project, and for the preservation of good order therein.

29.	A breach by Tenant of the covenants contained in these Rules immediately above shall be deemed an Event of Default.

EXHIBIT D

NOTICE OF TERM DATES
AND TENANT'S PROPORTIONATE SHARE

TO:	DATE:

RE:	Lease dated	, 20	, between
("Landlord"), and
		("Tenant"), concerning Suite		, located at
.

Ladies and Gentlemen:

In accordance with the Lease, Landlord wishes to advise and/or confirm the following:

1. That the Premises have been accepted herewith by the Tenant as being substantially complete in accordance with the Lease and that there is no deficiency in construction.

2. That the Tenant has taken possession of the Premises.  The Commencement Date is ___________ and the Rent Commencement Date is ___________.  The Term of the Lease shall expire on ________________________.

3. That in accordance with the Lease, Base Rent commenced to accrue on ________________________.

4. If the Rent Commencement Date of the Lease is other than the first day of the month, the first billing will contain a prorata adjustment.  Each billing thereafter shall be for the full amount of the monthly installment as provided for in said Lease.

5. Rent is due and payable in advance on the first day of each and every month during the Term of said Lease.  Your rent checks should be made payable to ________________________ at ________________________________________________.

6. The exact number of rentable square feet within the Premises is __________ square feet.
7. Tenant's Proportionate Share, as adjusted based upon the exact number of rentable square feet within the Premises is _______%.

AGREED AND ACCEPTED:

TENANT:

GLU MOBILE INC.,
a Delaware corporation

By:
Its:

EXHIBIT ONLY
***DO NOT SIGN – INITIAL ONLY***

EXHIBIT E

ASBESTOS DISCLOSURES

DISCLOSURE OF INFORMATION ON ASBESTOS-CONTAINING MATERIALS AND/OR

LEAD-CONTAINING MATERIAL HAZARDS FOR

875 and 899 Howard Street, San Francisco, California (“Property”)

Employees, Vendors, and Tenants are advised that the presence of certain types of toxins and contaminants, including, but not limited to asbestos-containing materials and lead-containing paints, finishes, coatings, and sheetings (collectively, “materials”) may be present at the Property.  Employees, Vendors, and Tenants and representatives of same are encouraged to inquire as to the asbestos and/or lead content of such materials, paints, finishes, coatings, and sheetings before disturbing them.  Howard Street Associates, LLC (Owner) is aware of the materials specified in this disclosure and has implemented an Asbestos Operations and Maintenance Program.  Owner will also implement a Lead-containing Material Operations and Maintenance Program shortly.  Other materials may be present, but have not been tested.

Owner’s Disclosure

(a)	Presence of asbestos-containing material hazards:

(i)

Asbestos-Containing Materials/Asbestos-Containing Construction Materials (hereafter "ACM") are often found in buildings constructed prior to the late 1970's, and were commonly used, for example, as spray-applied fireproofing on structural steel beams, in some floor tiles, and in canvas-encased pipe and elbow insulation.

(ii)

Work that may involve the removal or physical disturbance of ACM and Presumed ACM, which may cause the release of asbestos fibers into the air, must be done by a licensed asbestos abatement contractor or other trained personnel with the proper equipment, and under no circumstances by a vendor, tenant, representative of same, or any other employee of Howard Street Associates, LLC or its contractors, subcontractors, agents or unauthorized person.

(iii)

So long as ACM remains intact, the asbestos does not pose a health hazard.  Therefore, if you notice any ACM that is broken or crumbling, please avoid contact and notify the designated Howard Street Associates, LLC representative.

(iv)

Please be advised that no person is permitted to disturb any suspect ACM without prior testing to determine whether or not this material is asbestos-containing.  Since this facility contains ACM, it is your responsibility (i.e., as required by applicable federal, state and local laws and regulations) to inform any worker employed by your firm that will work in this facility and provide required asbestos awareness training.  It is also your responsibility to inform your subcontractors of the presence and locations of ACM in this facility and of their obligations.

(v)	Based on the survey reports received by Owner, known ACM and Presumed ACM has been identified in the locations listed below.

(b)	List of records and reports available to the Owner:

The foregoing is a summary of the operations and maintenance plan and test results for known ACM and lead-containing material hazards.  Copies of the following can be reviewed at the Management Office:

Asbestos Operations and Maintenance Program, 875 and 899 Howard Street, San Francisco, California by PES Environmental, Inc. dated October 18, 2010.

Visual Assessment for Asbestos-Containing Materials, 875 and 899 Howard Street, San Francisco, California by PES Environmental, Inc. dated October 18, 2010.

You may also contact the Howard Street Associates, LLC representative designated below, for more detailed information.

CONTACT: __________________________ PHONE  ___________

Acknowledgement

We have received and reviewed a copy of Asbestos and Lead Notification to Tenants and Vendors.  We will contact the Howard Street Associates, LLC representative with any questions or concerns.

GLU MOBILE INC.,

a Delaware corporation

____________________________________

Signature

____________________________________

Print Name

____________________________________

Title

HOWARD STREET ASSOCIATES, LLC

VISUAL ASSESSMENT FOR ASBESTOS-CONTAINING MATERIALS

875 AND 899 HOWARD STREET

SAN FRANCISCO, CALIFORNIA

PRESUMED ASBESTOS-CONTAINING MATERIAL SUMMARY

Material Types and General Locations of known Asbestos-Containing Materials/Asbestos-Containing Construction Materials (ACM/ACCM), as of October 2010.

MATERIAL TYPE	GENERAL LOCATION
Adhesive residuals associated with former flooring finishes	875 and 899 Howard Street: areas that pre-date recent renovations
Mastics associated with baseboard	875 and 899 Howard Street: areas that pre-date recent renovations
Gypsum board, joint compound, tape, and skim coat	875 Howard Street: stairwells, restrooms, mechanical rooms, electrical rooms, and elevator shafts 899 Howard Street: Basement, first through third floors
Roofing materials	875 Howard Street: residual flashing sealants and coatings 899 Howard Street: flashing, sealants, and coatings
Window putty	899 Howard Street

EXHIBIT E

MARKET RENT

When determining Market Rent, the following rules and instructions shall be followed.

1.RELEVANT FACTORS.    The "Market Rent," as used in this Lease, shall be equal to the annual rent per rentable square foot as would be applicable on the commencement of the Option Term at which tenants, are, pursuant to transactions consummated within the twelve (12) month period immediately preceding the first day of the Option Term (provided that timing adjustments shall be made to reflect any perceived changes which will occur in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the Option Term) leasing non-sublease, non-encumbered, non-equity space comparable in location and quality to the Premises and consisting of at least twenty thousand (20,000) rentable square feet, for a comparable term, in an arm's-length transaction, which comparable space is located in the "Comparable Buildings," as that term is defined in Section 4, below (transactions satisfying the foregoing criteria shall be known as the "Comparable Transactions").  The terms of the Comparable Transactions shall be calculated as a Net Equivalent Lease Rate pursuant to the terms of this Exhibit E and shall take into consideration only the following terms and concessions (the "Concessions"):  (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, (iii) operating expense and tax escalation protection granted in such Comparable Transactions such as a base year or expense stop; (iv) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, the value of the existing improvements, if any, in the Premises, such value of existing improvements to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users (as contrasted to the Tenant), (v) rental/parking abatement concessions, if any, being granted such tenants in connection with such comparable space, and (vi) all other monetary concessions being granted such tenants in connection with such Comparable Transactions; provided, however, that no consideration shall be given to (1) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (2) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable space.  The Market Rent shall include adjustment of the stated size of the Premises, based upon the standards of measurement utilized in the Comparable Transactions.

2.TENANT SECURITY.  The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant's Rent obligations during the Option Term.  Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

3.CONCESSIONS.  If, in determining the Market Rent, Tenant is entitled to Concessions, Tenant shall not be granted such Concessions in-kind, but instead the rental rate component of the Market Rent shall be adjusted (pursuant to the methodology provided in Section 5), to reflect the fact that Tenant shall not be receiving such Concessions; provided, however, Landlord may, at Landlord’s sole option, elect to grant any "free rent" or "rent abatement" Concessions to Tenant in-kind (i.e., as free rent or rent abatement), in which the rental rate component of the Market Rent shall not be adjusted with respect to such free rent and/or rent abatement Concessions (but shall still be adjusted for any other Concession Tenant is entitled to but not granted).

4.COMPARABLE BUILDINGS.  For purposes of this Lease, the term "Comparable Buildings" shall mean the Building and those certain other similarly sized and otherwise comparable multi-tenant office buildings of similar quality to the Building and located in the area bounded by the south side of Market Street between The Embarcadero to the east and 11th Street to the west, South from 11th Street and Market Street to Division Street, east on King Street to 4th Street, south on 4th Street to Mission Creek, east along Mission Creek to 3rd Street, north along 3rd Street to The Embarcadero, and north along the Embarcadero to Market Street (the "Market Area").

5.METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS.  In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to "adjust" the objective data from each of the Comparable Transactions.  By taking this approach, a "Net Equivalent Lease Rate" for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an "apples to apples" comparison of the Comparable Transactions.

5.1The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term.  All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes over the Base Year set forth in Section 2(c) in a manner consistent with this Lease.  This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3The resultant net cash flow from the lease should be then discounted (using an annual discount rate equal to 8.0%) to the lease commencement date, resulting in a net present value estimate.

5.4From the net present value, up front inducements (improvements allowances and other concessions) should be deducted.  These items should be deducted directly, on a "dollar for dollar" basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5The net present value should then be amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis.  This calculation will result in a hypothetical level or even payment over the option period, termed the "Net Equivalent Lease Rate" (or constant equivalent in general financial terms).

6.USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS.  The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a Net Equivalent Lease Rate for the Option Term.

EXHIBIT F

LOCATIONS OF TENANT'S SIGNAGE

STANDARD OFFICE LEASE

BY AND BETWEEN

HOWARD STREET ASSOCIATES, LLC,
a Delaware limited liability company

AS LANDLORD,

AND

GLU MOBILE INC.,

a Delaware corporation,

AS TENANT

SUITES 100 & 200

_____________________________________

875 Howard Street, San Francisco, California

DOCPROPERTY "Client" 119600-02057/5-15-17/ejw/ejw